[Exhibit 99.1. Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b)(2) promulgated thereunder.]

                SUBJECT TO COMPLETION, DATED __________ __, 199_

PROSPECTUS SUPPLEMENT
(To Prospectus dated __________ __, 199_)

                          CITYSCAPE LOAN TRUST 199_-__
                $[            ] [    ]% Class [A-_] Certificates

                                  .         .

                                  .         .

                                  .         .
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 199_-_
                                CITYSCAPE CORP.
                            Originator and Servicer
                           _________________________

     The Pass-Through Certificates, Series 199_-_, will consist of the Class [LIST SUBCLASSES] (collectively, the "Class [A] Certificates") and the Class R Certificate (the "Class R Certificate," together with the Class [A] Certificates, the "Certificates"). Only the Class [A] Certificates are offered hereby. The Certificates will represent undivided beneficial ownership interests in Cityscape Loan Trust 199_-_ (the "Trust") established by
Cityscape Corp. (the "Originator").
                                                   (continued on next page)
                           _________________________
                 Before purchasing any Certificates,
                 prospective investors should review the
                 information appearing under the caption "Risk
                 Factors" beginning on page S-18 herein and
                 beginning on page __ in the Prospectus .
                           __________________________

THE CLASS [A] CERTIFICATES REPRESENT BENEFICIAL OWNERSHIP INTERESTS ONLY IN THE TRUST AND
DO NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE ORIGINATOR, THE SERVICER, THE
TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CLASS [A]
CERTIFICATES
       NOR THE UNDERLYING MORTGAGE LOANS [(EXCEPT THE FHA LOANS)] WILL BE
              GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR
              INSTRUMENTALITY OR BY THE ORIGINATOR, THE SERVICER,
               THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES
                            OR BY ANY OTHER PERSON.
                            ________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
                ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                       SUPPLEMENT OR THE PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                           _________________________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           _________________________


The Class [A] Certificates will be offered by the Underwriters named below (collectively, the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Originator from the sale of the Class [A]
Certificates are anticipated to be approximately $[                ] plus[,
with respect to the Fixed Rate Mortgage Loans,] accrued interest from [ ],
before deducting expenses payable by the Originator, estimated to be $[      ].
The Class [A] Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class [A] Certificates
in book-entry form will be made on or about [                     ] only through
the Same-Day Funds Settlement System of The Depository Trust Company.


                                 [UNDERWRITER]

(continued from cover)

The assets of the Trust consist primarily of [four] separate cross-supported sub-trusts, each consisting of a pool ("Pool I," "Pool II," "Pool III" and "Pool IV," respectively, and collectively, the "Pools") of loans (the "Mortgage Loans") having the characteristics described herein. Pool I and Pool II will consist of one- to four-family residential or small multi-family or mixed-use first and second mortgage loans (collectively, the "Home Equity Loans") having original terms to stated maturity of up to 30 years, and with fixed rates, in the case of Pool I ("Fixed Rate Mortgage Loans"), and adjustable rates, in the case of Pool II ("Adjustable Rate Mortgage Loans"). Pool III will consist primarily of fixed rate, single family residential first, second and more junior home improvement mortgage loans (the "Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). The FHA Loans will have original terms to stated maturity of up to 20 years and the other Home Improvement Loans will have original terms to stated maturity of up to 25 years. Pool IV will consist of one- to four-family residential first mortgage loans with original principal amounts of $350,000 or more (collectively, the "Jumbo Loans") having original terms to stated maturity of up to 30 years. Cityscape Corp. will act as the servicer (in such capacity, the "Servicer") of the Mortgage Loans and the administrator (in such capacity, the "Claims Administrator") of the FHA Loans. [The Trust will also include funds on deposit in a separate trust account (the "Pre-Funding Account") to be established with the Trustee. Additional mortgage loans may be purchased by the Trust from the Originator from time to time on or before the close of business on ________ __, 199_ [90 days after closing date] from funds on deposit in the Pre-Funding Account. On the Closing Date, an aggregate cash amount not to exceed approximately $_________, in the case of Pool I, approximately $_________, in the case of Pool II, approximately $_________, in the case of Pool III, and approximately $_________ , in the case of Pool IV will be deposited into the Pre-Funding Account.]

Full and complete payment to the Trustee, for the benefit of the holders Class [A] Certificates, of Insured Payments (as defined herein) will be unconditionally and irrevocably guaranteed pursuant to the terms of the Certificate Insurance Policy (as defined herein) issued by [NAME OF CERTIFICATE INSURER]. See ""Description of the Certificates and the Pooling and Servicing Agreement -- Credit Enhancement" herein.

The Class A-_ through Class A-_ Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool I. The Class A-__ and Class A-__ Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool II. The Class A-__ through Class A-__ Certificates generally will represent the right to receive payments distributable on or with respect to the Home Improvement Loans in Pool III. The Class A-__ Certificates generally will represent the right to receive payments distributable on or with respect to the Jumbo Loans in Pool IV. HOWEVER, DUE TO THE CROSS-SUPPORT PROVISIONS DESCRIBED HEREIN, THE HOLDERS OF EACH CLASS OF CLASS A CERTIFICATES MAY RECEIVE CASH AS CREDIT SUPPORT FROM ANY LOAN IN ANY POOL. See "Description of the Certificates and the Pooling and Servicing Agreement" herein.

THE YIELDS TO MATURITY OF THE CLASS [A]CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY CLASS [A] CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY CLASS [A] CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SEE "RISK FACTORS" HEREIN.

As described herein, an election will be made to treat the Trust [(other than the Pre-Funding Account and the Capitalized Interest Account)] as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Class [A] Certificates will be "regular interests" in a REMIC. See "Material Federal Income Tax Consequences" herein and in the Prospectus.

There is currently no secondary market for the Class [A] Certificates. The Underwriters intend to make a secondary market for the Class [A] Certificates, but have no obligation to do so. There can be no assurance that a secondary market for any of the Class [A] Certificates will develop or, if one does develop, that it will continue.

The Trust is subject to optional termination under the limited circumstances described herein. Any such optional termination may result in an early retirement of the Class [A] Certificates offered hereby.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS [A] CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE CLASS [A] CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE ORIGINATOR PURSUANT TO ITS PROSPECTUS DATED __________ __, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF CLASS [A] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


[Exhibit 99.1. Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b)(2) promulgated thereunder.]

                SUBJECT TO COMPLETION, DATED __________ __, 199_

PROSPECTUS SUPPLEMENT
(To Prospectus dated __________ __, 199_)

                               TABLE OF CONTENTS


               SUMMARY OF TERMS                              S-6
               RISK FACTORS                                  S-35
               THE ORIGINATOR'S PORTFOLIO OF MORTGAGE LOANS  S-37
               THE MORTGAGE POOL                             S-50
               PREPAYMENT AND YIELD CONSIDERATIONS           S-65
               DESCRIPTION OF THE CERTIFICATES AND THE
               POOLING AND SERVICING AGREEMENT               S-68
               THE CERTIFICATE INSURANCE POLICY AND THE
               CERTIFICATE INSURER                           S-94
               MATERIAL FEDERAL INCOME TAX CONSEQUENCES      S-94
               ERISA CONSIDERATIONS                          S-95
               RESTRICTIONS ON PLANS' PURCHASE AND TRANSFER
               OF CERTIFICATES                               S-97
               USE OF PROCEEDS                               S-97
               LEGAL INVESTMENT CONSIDERATIONS               S-97
               UNDERWRITING                                  S-97
               REPORT OF EXPERTS                             S-98
               LEGAL MATTERS                                 S-99
               RATING OF THE CLASS [A] CERTIFICATES          S-99
               APPENDIX A: FINANCIAL STATEMENTS              S-100

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Prospectus. See the "Index of Defined Terms" in the Prospectus.

Certificates Offered ......  Pass-Through Certificates, Series 199_-_, Class
                             [A-_] Certificates (the "Class [A-_]
                             Certificates"), [INSERT ADDITIONAL SUBCLASSES] issued by the Trust. The Class [A] Certificates will be offered in book-entry form only. See "Description of the Certificates and the Pooling and Servicng Agreement -- Book-Entry Registration of Class [A] Certificates" herein.
The Originator and Servicer
and Claims Administrator ..  Cityscape Corp., a New York corporation (in its capacity as sponsor of the Trust, the Originator; in its capacity as servicer of the Mortgage Loans, the Servicer; and in its capacity as administrator of the insurance claims to the FHA (the "Claims") with respect to the FHA Loans (as defined herein), the Claims Administrator). The principal office of the Originator and Servicer is located in Elmsford, New York. See "The Originator" and "The Pooling and Servicing Agreement -- General Servicing Procedures" in the Prospectus.

Sub-Servicers .............  The Servicer may appoint one or more mortgage servicing institutions (each, a "Sub-Servicer") to service and administer the Mortgage Loans in a Mortgage Pool if so indicated in the related Prospectus Supplement.

The Trustee ...............  [NAME OF TRUSTEE] (the "Trustee").

Certificate Insurer .......  [NAME OF CERTIFICATE INSURER] (the "Certificate
                             Insurer").  See "_________________" herein.

Cut-off Date ..............  __________ __, 199_.

Closing Date ..............  On or about __________ __, 199_.

Transaction Structure .....  The primary assets of the Trust will be [four]
                             separate cross-supported sub-trusts consisting of the Pool I, Pool II, Pool III and Pool IV Loans. The Trust will issue the following Classes of
                             Certificates:

     Pool I ................ Certificates Class A-_, Class A-_, Class A-_,
                             and Class A-[specify others] Certificates.

     Pool II ............... Certificates Class A-_ and Class A-_ Certificates.

     Pool III .............. Certificates Class A-_, Class A-_, Class A-_
                             and Class A-_ Certificates.

     Pool IV ............... Certificates Class A-_ Certificates.

     Residual Certificates . Class R Certificates.

Description of the
 Certificates .................... The Certificates will consist of _____
                                   Classes of Class [A] Certificates, [INSERT
                                   DESCRIPTION OF CLASSES AND SUBCLASSES], and a Class of Certificates evidencing the residual interest in the Trust (the "Class R Certificate"). The Certificates will represent undivided beneficial ownership interests in the Trust to be created pursuant to a Pooling and Servicing Agreement to be dated as of __________ __, 199_ (the "Pooling and Servicing Agreement") between the Originator, in its capacity as Originator and Servicer, and the Trustee. Only the Class [A] Certificates are being offered hereby.

                                   On the Closing Date, the corpus of the Trust will consist primarily of (i) a pool (the "Mortgage Pool") of mortgage loans (the "Initial Mortgage Loans") originated or purchased by the Originator and secured by first and junior lien mortgages or deeds of trust on one- to four-family residential or small multi-family or mixed-use properties (the "Mortgaged Properties"); [(ii) amounts on deposit in the Pre-Funding Account (as defined herein) and the Capitalized Interest Account (as defined herein) on the Closing Date;] and (iii) the insurance policy (the "Certificate Insurance Policy") to be issued by the Certificate Insurer.

                                   The Mortgage Pool will consist of four
                                   separate cross-supported sub-trusts, each consisting of a pool (Pool I, Pool II, Pool III and Pool IV, respectively) of Loans having the characteristics described herein. Pool I and Pool II will consist of one- to four-family residential or small multi-family or mixed-use first and second mortgage loans expected to have aggregate principal balances as of the Cut-Off Date of approximately $__________ and $________, respectively, and original terms to stated maturity of up to 30 years. As described herein, each of the Mortgage Loans in Pool I (the "Pool I Home Equity Loans" or the "Pool I Loans," which terms include any Subsequent Mortgage Loans acquired by Pool I, unless the context requires otherwise) will bear interest at a fixed rate and each of the Mortgage

                                   Loans in Pool II (the "Pool II Home Equity
                                   Loans" or the "Pool II Loans," which terms include any Subsequent Mortgage Loans acquired by Pool II, unless the context requires otherwise) will bear interest at an adjustable rate as described below. See "The Mortgage Pool -- Pool I" and " -- Pool II" herein. Pool III will consist primarily of Home Improvement Loans (the "Pool III Loans," which terms include any Subsequent Mortgage Loans acquired by Pool III, unless the context requires otherwise) expected to have an aggregate principal balance as of the Cut-Off Date of approximately $______ and original terms to stated maturity of up to 25 years or, in the case of the FHA Loans, 20 years. Certain of the Pool III Loans are insured by the FHA under Title I. See "The Originator's Portfolio of Mortgage Loans -- The Home Improvement Lending Program." Pool IV will consist of Jumbo Loans (the "Pool IV Loans," which terms include any Subsequent Mortgage Loans acquired by Pool IV, unless the context requires otherwise) expected to have an aggregate principal balance as of the Cut-Off Date of approximately $______ and original terms to stated maturity of up to 30 years. See "The Originator's Portfolio of Mortgage Loans -- The Jumbo Loans." Collectively, the Home Equity Loans, the Home Improvement Loans and the Jumbo Loans are at times referred to herein as the Mortgage Loans.

                                   The Class A-_ through Class A-_ Certificates generally will be entitled to receive payments distributable on or with respect to the Pool I Home Equity Loans. The Class A-_ and Class A-_ Certificates generally will be entitled to receive payments distributable on or with respect to the
                                    Pool II Home Equity Loans. The Class A-__ through Class A-__ Certificates generally will be entitled to receive payments on or with respect to the Pool III Home Improvement Loans. The Class A-__ Certificates generally will be entitled to receive payments distributable on or with respect to the Pool IV Multifamily Loans. HOWEVER, DUE TO THE CROSS-SUPPORT PROVISIONS DESCRIBED HEREIN, THE HOLDERS OF EACH CLASS OF CLASS A CERTIFICATES MAY RECEIVE CASH AS CREDIT SUPPORT FROM ANY LOAN IN ANY POOL. See "Description of the Certificates and the Pooling and Servicing Agreement" herein. The holders of the Pool I Certificates are also referred to herein as the "Pool I Certificateholders." The holders of the Pool II Certificates are also referred to herein as the "Pool II Certificateholders." The holders of the Pool III Certificates are also referred to herein as the "Pool III
                                    Certificateholders."  The holders of the
                                    Pool
                                    IV Certificates are also referred to herein as the "Pool IV Certificateholders." Each holder of a Class A Certificate is referred to herein as a "Certificateholder."

                                    The Class [A] Certificates will represent undivided beneficial ownership interests in the Mortgage Pool and distributions on the Class [A] Certificates will be based primarily on amounts available for distribution in respect of such Mortgage Loans. The Trust will be entitled to receive all payments received by or on behalf of the Servicer on, or in respect of, the Mortgage Loans on and after the Cut-off Date. See "The Mortgage Pool
                                   -- General" herein.

Original Class [A-__] Certificate
 Principal Balance ..............  $___________
Original Class [__] Certificate
 Principal Balance ..............  $___________
Class [A-__] Pass-Through
 Rate ...........................  The Class [A-__] Pass-Through Rate will be
                                   ____% per annum.


                                   [Insert Pass-Through Rates for additional subclasses with fixed rates]

[Class [____] Pass-Through
 Rate ...........................  Insert Pass-Through Rates for additional subclasses with floating rates]

Record Date .....................  Distributions will be made on each
                                   Distribution Date (as defined herein) to
                                   Class [A] Certificateholders of record on
                                   the last Business Day (as defined herein)
                                   of the immediately preceding calendar
                                   month (each, a "Record Date"), except that
                                   the final distribution in respect of the
                                   Class [A] Certificates will only be made
                                   upon presentation and surrender of such
                                   Certificates at the office or agency
                                   designated by the Trustee for that
                                   purpose.  See "Description of the
                                   Certificates and the Pooling and Servicing
                                   Agreement -- Distributions" herein.

Distributions on the
Class [A] Certificates

A. General ....................... Distributions on the Class [A]
                                   Certificates will be made on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing in _______ 199_, to each Class [A] Certificateholder of record on the related Record Date. On each Distribution Date, distributions will be made on each Class of Class [A] Certificates from Available Funds (as defined herein) for such Distribution Date.

   1.   Class [A] Interest
        Distributions ............ On each Distribution Date, to the extent funds (including Insured Payments (as defined herein) and, with respect to Pool III Certificates, any FHA Payments) are available therefor, the holders of each class of the Offered Certificates will be entitled to receive interest in an amount equal to the sum of (i) interest accrued during the related Accrual Period (as defined herein) at the related Pass-Through Rate (as defined herein) on the Certificate Principal Balance of such class, (ii) that portion of the Class A Carry-Forward Amount (as defined herein) representing interest and allocable to such Class and (iii) the portion of any Preference Amount (as defined herein) representing interest and allocable to such class. See "Description of the Certificates and the Pooling and Servcicing Agreement -- Allocation of Available Funds" herein.

   2.   Class [A] Principal
        Distributions ............ Amounts distributable as principal of the
                                   Offered Certificates of each Pool will be allocated first to the class of Offered Certificates having the lowest numerical designation until the Certificate Principal Balance thereof is reduced to zero, and thereafter will be allocated sequentially to each successive class of Offered Certificates of each Pool, in numerical order, until the respective Certificate Principal Balances thereof are reduced to zero, as described in "Description of the Certificates -- Allocation of Available Funds" herein. On each Distribution Date, to the extent funds (including Insured Payments and, with respect to Pool

                                   III Certificates, any FHA Payments) are
                                   available therefor after distributions of interest on the Offered Certificates, holders of the Offered Certificates then entitled to receive principal distributions will receive as principal (a) the sum (without duplication) of (i) all scheduled installments of principal and all unscheduled collections and recoveries of principal on the Mortgage Loans of the related Pool, in each case to the extent actually received by the Servicer during such Due Period, (ii) any Subordination Deficit (as defined herein) for the related Pool for such Distribution Date,
                                   (iii) that portion of any Class A
                                   Carry-Forward Amount for the related Pool that relates to a shortfall in a distribution of a Subordination Deficit and (iv) an amount necessary to increase the Subordinated Amount (as defined herein) for the related Pool to the Required Subordinated Amount (as defined herein) for the related Pool, less (b) the Subordination Reduction Amount (as defined herein) for the related Pool, if any, for such Distribution Date (the "Principal Distribution Amount"). See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Available Funds" herein.

Credit Enhancement ............... The credit enhancement provided for the benefit of the holders of the Offered
                                   Certificates consists of (a) any
                                   overcollateralization resulting from the internal cash flows of the Trust and (b) the Certificate Insurance Policy (as defined below). In addition, the Pool III Certificates have the benefit of the FHA Insurance Overcollateralization. The Pooling and Servicing Agreement provides for a limited acceleration of principal of the Certificates in a particular Pool relative to the amortization of the Mortgage Loans in such Pool. This effect is achieved by the application of certain excess interest amounts to reduce the Certificate Principal Balance of the Certificates in such Pool then entitled to receive principal distributions thereby creating overcollateralization to the extent the aggregate Stated Principal Balances of the Mortgage Loans (the "Pool Stated Principal Balance") in such Pool exceeds the aggregate Certificate Principal Balance of the Certificates of such Pool. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, further application of the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                         The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Certificates of a Pool to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates and the Pooling and Servicing Agreement -- Credit Enhancement" herein.
                         The Certificate Insurance Policy. Holders of the Offered Certificates will have the benefit the Certificate Insurance Policy to be issued by the Certificate Insurer.

                         The Certificate Insurance Policy is being issued as a means of providing additional credit enhancement to the Offered Certificates. Under the Certificate Insurance Policy, the Certificate Insurer will pay the Trustee, for the benefit of holders of the Offered Certificates, as further described herein, an amount that will insure the payment of (a) on each Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount (as defined herein) for each Pool and (ii) any Subordination Deficit of any Pool and (b) any unpaid Preference Amount of any Pool. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "Description of the Certificates and the Pooling and Servcicing Agreement -- Credit Enhancement -- The Certificate Insurance Policy" herein.

[Pre-Funding Account ..  On the Closing Date, an aggregate cash amount (the
                         "Pre-Funded Amount") not to exceed approximately $_________, in the case of Pool I, approximately $_________, in the case of Pool II, approximately $_________, in the case of Pool III, and approximately $_________ , in the case of Pool IV will be deposited into a Pre-Funding Account in the name of the Trustee.
                          The Pre-Funded Amount with respect to any Pool may be
                         increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the related Pool prior to the Closing Date as described herein, provided that any such increase shall not exceed $[5,000,000]. See "The Mortgage Pool-- General" herein. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero and (ii) ________ __, 199_, the amount on deposit in the Pre-Funding Account allocated to Pool I, Pool II, Pool III and Pool IV, as the case may be, will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans for the related Pool in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date (as defined herein) must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. Any date on which such Subsequent Mortgage Loans will be conveyed by the Originator to the Trust is a "Subsequent Transfer Date." On the Distribution Date in ________ 199_, the portion of the Pre-Funding Account allocated to a particular Pool that is remaining at the end of the Funding Period (net of reinvestment income payable to the Originator) will be applied to reduce the Class [A] Certificate Principal Balance of the related Pool. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Certificate Principal Balances of [any] Class, no assurance can be given that such a distribution with respect to one or more Classes of Class [A] Certificates will not occur on the Distribution Date in _______ 199_. In any event, it is unlikely that the Originator will be able to deliver Subsequent

                                   Mortgage Loans with aggregate principal
                                   balances that exactly equal the original
                                   Pre-Funded Amount allocated to a particular
                                   Pool, and the portion of the Pre-Funded
                                   Amount allocated to such Pool remaining at the end of the Funding Period, if any, will be distributed on the _______ 199_ Distribution Date in reduction of the Class [A] Certificate Principal Balance of the related Pool. The Pre-Funding Account will not be part of the REMIC Pool. See "Description of the Certificates and the Pooling and Servcicing Agreement -- Pre-Funding Account" herein.]

[Capitalized Interest Account ...  On the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account. The Capitalized Interest Account will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class [A] Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Mortgage Loans after the Cut-off Date and will be so applied by the Trustee on the first Distribution Date (occurring in ______ 199_). Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period (net of reinvestment income payable to the Originator) and not used as described above will be distributed in reduction of the Certificate Principal Balance of the related Class. The Capitalized Interest Account will not be part of the REMIC Pool. See "Description of the Certificates and the Pooling and Servcicing Agreement -- Capitalized Interest Account" herein.]

Certificate Insurer
 Premium .......................  The Certificate Insurer will be entitled to receive from the Trust a monthly premium (the "Premium Amount") with respect to each Pool payable out of Available Funds for such Pool on each Distribution Date in respect of the related Class of Class [A] Certificates from amounts on deposit in the Distribution Account after reimbursement to the Certificate Insurer of certain Insured Amounts with respect to such Pool. The Premium Amount with respect to any Pool as of any Distribution Date will equal one-twelfth of the product of the applicable Insurer Premium Rate and the Class [A] Certificate Principal Balance of each Class of Class [A] Certificates in such Pool for such Distribution Date. The "Insurer Premium Rate" will be _____%. See "Description of the Certificates and the Pooling and Servcicing Agreement -- Credit Enhancement" herein.

FHA Insurance ..................  Subject to the then remaining Reserve Amount
                                  (as defined below) of the Trustee, each FHA
                                  Loan will be insured by the FHA in an amount currently equal to 90% of the sum of the following: (i) the unpaid principal and uncollected interest earned to the date of default, calculated on the actuarial method even if the Note (as defined herein) relating to such FHA Loan provides for simple interest, reduced by certain amounts received by the Claims Administrator in connection with enforcing a lien on the related
                                  Mortgaged Property prior to the lien of the related FHA Loan; (ii) the unpaid amount of interest on the unpaid principal from the date of default to the date of the initial submission of the related Claim to the FHA for payment plus 15 calendar days, but not for any period greater than nine months from the date of default,
                                   calculated at 7% per annum; and (iii) the amount of certain uncollected court costs, attorney's fees, and expenses for recording the assignment of the related Mortgage to the United States. See "The Trusts--FHA Loans" in the Prospectus and "Risk Factors--Limitations on FHA Insurance" and "The Originator's Portfolio of Mortgage Loans--The Home Improvement Lending Program--FHA Loans" herein.

Reserve Amount ................... Each of the FHA Loans will be insured by the
                                   FHA, to the extent described herein, under the Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originator to the Trustee, the Originator also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Trustee's FHA contract of insurance.

                                   Based upon information provided by the FHA, the Originator believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Trustee, less amounts for annual reductions as described below and for insurance claims previously paid to the Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Trustee (in the case of clause (A) or (B), the "Reserve Amount"). See "The Trusts--FHA Loans" in the Prospectus and "Risk Factors-- Limitations on FHA Insurance" herein.

                                    FHA Claims paid to the Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount. The Trustee will agree not to own any other loans insured by the FHA under the Title I program unless such loans (i) were originated or purchased by the Originator, (ii) are part of a pool formed for the purpose of issuing certificates and (iii) such certificates are insured by the Certificate Insurer and receive from each Rating Agency (as defined herein) the same rating assigned to the Offered Certificates.

                                    Since the adequacy of the Trustee's Reserve
                                    Amount is dependent upon future events,
                                    including the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans. See "Risk Factors--Limitations on FHA Insurance" herein.

Obligations of the Claim
Administrator ..................... If any FHA Loan becomes a 90 Day Delinquent
                                    FHA Loan (as defined below), and if
                                    sufficient coverage is available in the
                                    Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Trustee no later than the Determination Date following such determination and shall request delivery of the related loan file (the "Trustee's Loan File"). Upon receipt of such certification and request, the Trustee shall, no later than the related Distribution Date, release to the Claims Administrator the related Trustee's Loan File and the Trustee shall execute and deliver such instruments necessary to enable the Claims
                                    Administrator to file a Claim with the FHA on behalf of the Trustee. Within 120 days of its receipt of the related Trustee's
                                    Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Trustee the related Trustee's Loan File. With respect to any 90 Day Delinquent FHA Loan transferred to the Claims
                                    Administrator as described above, the
                                    Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Collection Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any
                                    FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the related Mortgaged Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referred to herein as "Related Payments").

                                    If an FHA Loan becomes a 90 Day Delinquent
                                    FHA Loan when there is insufficient
                                    coverage in the Reserve Amount or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property, if any. The Servicer will continue to make Monthly Advances with respect to interest on 90 Day Delinquent FHA Loans as described under "Monthly Advances" herein.

                                    The Certificateholders will not have any direct right to receive the FHA Payments from the FHA. See "Risk Factors--Dependence on Claims Administrator, Representative and Servicer for Making FHA Claims, Paying the FHA Payments or Repurchasing the Loans" herein.

                                    A "90 Day Delinquent FHA Loan" is a Loan with respect to which four consecutive Monthly Payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Obligor an amount at least equal to one unpaid Monthly Payment.

                                    An "FHA Payment" is any amount paid by the FHA pursuant to a Claim with respect to a 90 Day Delinquent FHA Loan.

FHA Premium Account ....The Trustee will establish with itself a separate account (an "FHA Premium Account") to reimburse the Claims Administrator or the Certificate Insurer for the payment to the FHA of the annual insurance premium (the "FHA Insurance Premium") on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of each FHA Loan. If the related Obligor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Distribution Date by the Trustee from the related Certificate Account. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the Obligor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since an Obligor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

The Mortgage Loans ...............  [The statistical information presented in this Prospectus Supplement regarding the
                                    Mortgage Pool is based on the Initial
                                    Mortgage Loans proposed to be included in the Mortgage Pool as of the date of this Prospectus Supplement. The statistical information does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Pool during the Funding Period through application of amounts on deposit in the Pre-Funding Account. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool as described herein. In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $[5,000,000] per Pool, would be added to the Pre-Funded Amount allocated to the related Pool on the Closing Date. As a result, the statistical information presented herein regarding the Initial Mortgage Loans proposed to be included in the Mortgage Pool as of the date of this Prospectus Supplement may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool at the Closing Date.]

  Pool I As of the Cut-off Date, the Pool I consisted of a total of _____ Home Equity Loans located in __ States and the District of Columbia. As of the Cut-off Date, the Initial Mortgage Loans in Pool I had an Aggregate Principal Balance of $___________. Mortgage Loans representing approximately ___% of the aggregate of the principal balances of the Mortgage Loans in Pool I as of the Cut-Off Date (the "Cut-Off Date Pool I Balance") are secured by mortgages on small mixed-use Mortgaged Properties.

                        Mortgage Loans representing approximately ___% of the Cut-Off Date Pool I Balance are secured by mortgages which are first liens. The remainder of the Mortgage Loans included in Pool I are junior in lien priority (the "Junior Mortgage Loans") to mortgage loans secured by senior liens on the related Mortgaged Properties and not included in the Trust (any such senior lien, a "First Lien"). All the Junior Mortgage Loans in Pool I are secured by second liens.
                        The lowest and highest Combined Loan-to-Value Ratios, at origination, of the Mortgage Loans in Pool I were approximately ___% and ___%, respectively. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Pool I at origination or purchase by the Originator was approximately ____%.
                        Mortgage Loans in Pool I representing approximately ____% of the Cut-Off Date Pool I Balance require monthly payments of principal based on amortization schedules significantly longer than the respective original terms of such Mortgage Loans, in each case leaving a substantial portion of the original principal amount due and payable on the maturity date. Each Mortgage Loan that is not a Balloon Loan will provide for a schedule of equal monthly payments which are sufficient to amortize fully the principal balance of the Mortgage Loan over its original term. See "Risk Factors -- Concentration of Balloon Loans."
                        The Mortgage Loans in Pool I bear interest at fixed rates (the "Pool I Mortgage Rates") which range from ___% to ____% per annum. The weighted average Mortgage Rate of the Mortgage Loans in Pool I was approximately ____% per annum as of the Cut-Off Date. The principal balances as of the Cut-Off Date (each, a "Cut-Off Date Principal Balance") of the Mortgage Loans in Pool I ranged from $_____ to $______. The average Cut-Off Date Principal Balance was approximately $______.

                      The weighted average term to stated maturity of the Mortgage Loans in Pool I at origination was approximately __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in Pool I as of the Cut-Off Date was approximately ___ months. As of the Cut-Off Date, the weighted average number of months that had elapsed since origination of the Mortgage Loans in Pool I was approximately __ months.

                      The Mortgage Loans in Pool I are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Mortgage Pool."

  Pool II As of the Cut-off Date, the Pool II consisted of a total of _____ Home Equity Loans located in __ States and the District of Columbia. As of the Cut-off Date, the Initial Mortgage Loans in Pool II had an Aggregate Principal Balance of $___________.
                      Mortgage Loans representing approximately ___% of the aggregate of the principal balances of the Mortgage Loans in Pool II as of the Cut-Off Date (the "Cut-Off Date Pool II Balance") are secured by mortgages on small mixed-use Mortgaged Properties.
                      Mortgage Loans representing approximately ___% of the Cut-Off Date Pool II Balance are secured by mortgages which are first liens.

                                    The remainder of the Mortgage Loans
                                    included in Pool II are Junior Mortgage
                                    Loans.  All the Junior Mortgage Loans in
                                    Pool II are secured by second liens.

                                    The lowest and highest Combined
                                    Loan-to-Value Ratios, at origination, of the Mortgage Loans in Pool II were approximately ___% and ___%, respectively. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Pool II at origination or purchase by the Originator was approximately ____%.

                                    Mortgage Loans in Pool II representing
                                    approximately ____% of the Cut-Off Date
                                    Pool II Balance require monthly payments of principal based on amortization schedules significantly longer than the respective original terms of such Mortgage Loans, in each case leaving a substantial portion of the original principal amount due and payable on the maturity date. Each Mortgage Loan that is not a Balloon Loan will provide for a schedule of equal monthly payments which are sufficient to amortize fully the principal balance of the Mortgage Loan over its original term. See "Risk Factors -- Concentration of Balloon Loans."

                                    The Mortgage Loans in Pool II will bear
                                    interest at adjustable rates (each, a "Pool
                                    II Mortgage Rate") which will adjust on the date set forth in the Mortgage Note for such Mortgage Loan and, except as set forth in the next sentence, every six months thereafter (each, a "Change Date").
                                    Certain of the Pool II Loans bear Pool II
                                    Mortgage Interest Rates that have Change
                                    Dates occurring two years after the date of origination and every six months thereafter (such Loans, the "Variable Adjustable Rate Loans

                                    ").  The Pool II Mortgage Interest Rate
                                    relating to the Pool II Loans will adjust on each applicable Change Date to equal the sum of (i) the London Interbank Offered Rate for six-month U.S. dollar deposits (the "LIBOR Index") either as announced by the Federal National Mortgage Association, and available as of the date __ days before each Change Date, or as published in The Wall Street Journal generally on a day of the month preceding the month of the Change Date and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

                                    The Gross Margins for the Pool II Loans
                                    will range from approximately _% to __%.
                                    The weighted average Gross Margin of the Pool II Loans will be approximately ___%. The Periodic Rate Cap limits changes in the Pool II Mortgage Interest Rate for each Pool II Loan on each Change Date to ___ basis points with respect to Pool II Home Equity Loans (or ___ basis points with respect to the first Change Date for Variable Adjustable Rate Loans). The Lifetime Cap for each Pool II Loan is the rate which is generally ___ basis points greater than the initial Pool II Mortgage Interest Rate for such Pool II Loan and the Lifetime Floor is as set forth in the Mortgage Note related to such Pool II Loan.

                                    The weighted average current Pool II
                                    Mortgage Interest Rate of the Initial Pool
                                    II Loans will be approximately __%.

                                    The Cut-Off Date Principal Balances of the
                                    Mortgage Loans in Pool II ranged from $_____ to $______. The average Cut-Off Date Principal Balance was approximately $______. The weighted average term to stated maturity of the Mortgage Loans in Pool II at origination was approximately __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in Pool II as of the Cut-Off Date was approximately ___ months. As of the Cut-Off Date, the weighted average number of months that had elapsed since origination of the Mortgage Loans in Pool II was approximately __ months.

                      The Mortgage Loans in Pool II are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Mortgage Pool."

  Pool III As of the Cut-off Date, the Pool III consisted of a total of _____ Home Improvement Loans located in __ States and the District of Columbia. As of the Cut-off Date, the Initial Mortgage Loans in Pool III had an Aggregate Principal Balance of $___________.
                      Mortgage Loans representing approximately ___% of the aggregate of the principal balances of the Mortgage Loans in Pool III as of the Cut-Off Date (the "Cut-Off Date Pool III Balance") are secured by mortgages which are first liens. The remainder of the Mortgage Loans included in Pool III are Junior Mortgage Loans -- Mortgage Loans representing approximately ___% of the Cut-Off Date Pool III Balance secured by second liens and Mortgage Loans representing approximately ___% of the Cut-Off Date Pool III Balance secured by third liens.
                      The lowest and highest Combined Loan-to-Value Ratios, at origination, of the Mortgage Loans in Pool III were approximately ___% and
                                    ___%, respectively.  The weighted average
                                    Combined Loan-to-Value Ratio of the
                                    Mortgage Loans in Pool III at origination or purchase by the Originator was approximately ____%.

                                    The Mortgage Loans in Pool III bear
                                    interest at fixed rates (the "Pool III
                                    Mortgage Rates") which range from ___% to ____% per annum. The weighted average Mortgage Rate of the Mortgage Loans in Pool III was approximately ____% per annum as of the Cut-Off Date. The Cut-Off Date Principal Balance of the Mortgage Loans in Pool III ranged from $_____ to $______.
                                    The average Cut-Off Date Principal Balance was approximately $______. The weighted average term to stated maturity of the Mortgage Loans in Pool III at origination was approximately __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in Pool III as of the Cut-Off Date was approximately ___ months. As of the Cut-Off Date, the weighted average number of months that had elapsed since origination of the Mortgage Loans in Pool III was approximately __ months.

                                    The FHA Loans in Pool III are insured by the FHA to the extent described herein. Mortgage Loans representing approximately ___% of the aggregate of the Cut-Off Date Pool III Balance are FHA Loans, with the remainder being Conventional Home Improvement Loans. The Conventional Home Improvement Loans are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. (Mortgage Loans representing approximately ___% of the aggregate of the Cut-Off Date Pool III Balance are "Sav*-A-Loans.") See "The Mortgage Pool."

  Pool IV                            As of the Cut-off Date, the Pool IV
                                    consisted of a total of _____ Jumbo Loans located in __ States and the District of Columbia. As of the Cut-off Date, the Initial Mortgage Loans in Pool IV had an Aggregate Principal Balance of $___________. All of the Jumbo Loans are secured by First Liens. Mortgage Loans representing approximately ___% of the aggregate of the principal balances of the Mortgage Loans in Pool IV as of the Cut-Off Date (the "Cut-Off Date Pool IV Balance") require monthly payments of principal based on amortization schedules significantly longer than the respective original terms of such Mortgage Loans, in each case leaving a substantial portion of the original principal amount due and payable on the maturity date. Each Mortgage Loan that is not a Balloon Loan will provide for a schedule of equal monthly payments which are sufficient to amortize fully the principal balance of the Mortgage Loan over its original term. See "Risk Factors -- Concentration of Balloon Loans." The lowest and highest Combined Loan-to-Value Ratios, at origination, of the Mortgage Loans in Pool IV were approximately ___% and ___%, respectively. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Pool IV at origination or purchase by the Originator was approximately ____%.


                                    The Mortgage Loans in Pool IV will bear
                                    interest at adjustable rates (each, a "Pool
                                    IV Mortgage Rate") which will adjust on the date set forth in the Mortgage Note for such Mortgage Loan and every Change Date. The Pool IV Mortgage Interest Rate will adjust on each applicable Change Date to equal the sum of the London Interbank Offered Rate for six-month U.S. dollar deposits (the "Six-Month LIBOR Index") either as announced by the Federal National Mortgage Association, and available as of the date __ days before each Change Date, or as published in The Wall Street Journal generally on a day of the month preceding the month of the Change Date and (ii) the Gross Margin set forth in the related Mortgage Note, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

                                    The Gross Margins for the Pool IV Loans
                                    will range from approximately _% to __%.
                                    The weighted average Gross Margin of the Pool IV Loans will be approximately ___%. The Periodic Rate Cap limits changes in the Pool IV Mortgage Interest Rate for each Pool IV Loan on each Change Date to 200 basis points. The Lifetime Cap for each Pool IV Loan is 600 basis points.

                                    The weighted average current Pool IV
                                    Mortgage Interest Rate of the Initial Pool
                                    IV Loans will be approximately __%.

                                   The Cut-Off Date Principal Balance of the
                                   Mortgage Loans in Pool IV ranged from $_____ to $______. The average Cut-Off Date Principal Balance was approximately $______.
                                    The weighted average term to stated
                                   maturity of the Mortgage Loans in Pool IV at origination was approximately __ months.
                                   The weighted average remaining term to
                                   stated maturity of the Mortgage Loans in Pool IV as of the Cut-Off Date was approximately ___ months. As of the Cut-Off Date, the weighted average number of months that had elapsed since origination of the Mortgage Loans in Pool IV was approximately __ months.
                                   The Mortgage Loans in Pool IV are not
                                   insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Mortgage Pool."

Servicing .......................  Cityscape will serve as the Servicer under the Pooling and Servicing Agreement.  The
                                   Servicer will be responsible for the
                                   servicing of the Mortgage Loans and will receive from interest collected on the Mortgage Loans a monthly servicing fee on each Mortgage Loan equal to the Stated Principal Balance thereof multiplied by one-twelfth of the Servicing Fee Rate (such product, the "Servicing Fee"). See "Description of the Certificates and the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein.
                                   The Servicer is obligated to make advances
                                   ("Advances") with respect to delinquent
                                   payments of interest on any Mortgage Loan to the extent described herein. The Trustee will be obligated to make any such Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Advances" herein.

Maturity, Prepayment and
Yield Considerations ..........    Each Pool of Loans may have different
                                   maturity, prepayment and yield risks. In general, because the Pool I, Pool III and Pool IV Loans bear interest at fixed rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment on such Loans is likely to increase and when the level of prevailing interest rates for similar loans significantly increases, the rate of prepayment on such Loans is likely to decrease. All the Pool II Loans have adjustable interest rates, which may make prepayments less sensitive to changes in prevailing interest rates. Nevertheless, if prevailing interest rates fall significantly,
                                   Mortgagors may be inclined to refinance their Pool II Loans in order to lock in a lower fixed interest rate. In addition, the delinquency and loss experience, and therefore the prepayment experience, on the adjustable rate Loans in Pool II may differ from that on the Loans in the other Pools because the amount of monthly payments is subject to adjustment on each Change Date.
                                   See "Maturity, Prepayment and Yield
                                   Considerations."

Payments to Cover
Prepayment Interest Shortfalls ..  The Servicer will be required to fund in respect of each Distribution Date, without any right of reimbursement, an amount equal to the lesser of (a) the aggregate, for each Mortgage Loan, of the excess, if any, of a full month's interest on the amount of each Principal Prepayment at a per annum rate equal to the related Mortgage Rate (or such lower rate as may be in effect for a Mortgage Loan because of application of the Civil Relief Act) minus the Servicing Fee Rate over the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment during the related Due Period less the Servicing Fee for the related Mortgage Loan for such month (a "Prepayment Interest Shortfall") and (b) the aggregate Servicing Fee received by the Servicer in the related Due Period. See "Description of the Certificates and the Pooling and Servicing Agreement -- Adjustment to Servicing Fee."

Optional Termination ............  On any Distribution Date on which the Pool
                                   Stated Principal Balance is less than or equal to 10% of [the sum of ]the Cut-Off Date Pool Balance [and the Pre-Funding Account Deposit], the holders of the Residual Certificates will have the option (but not the obligation) to purchase, in whole, the Mortgage Loans and the REO Property, if any, remaining in the Trust and thereby effect the early retirement of all Certificates. The Servicer (and if Cityscape is removed as Servicer, the Certificate Insurer) will have a similar purchase option on any Distribution Date on which the Pool Stated Principal Balance is less than or equal to 5% of [the sum of ]the Cut-Off Date Pool Balance[ and the Pre-Funding Account Deposit]. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Termination" herein.

Rating ..........................  It is a condition to the issuance of the
                                   Class [A] Certificates that each of the Class [LIST SUBCLASSES] Certificates be rated "___" by [________] (collectively, the "Rating Agencies "). A security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Class [A] Certificates" herein.

Certain Federal Income Tax
 Consequences .................... An election will be made to treat the Trust
                                   [(other than the Pre-Funding Account and the Capitalized Interest Account)] as a REMIC for federal income tax purposes. The Class [A] Certificates will be designated as the regular interests in the REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. The Class R Certificate will be designated as the residual interest in the REMIC. Beneficial owners of the Class [A] Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations ............. Subject to the satisfaction of certain conditions set forth herein, the Class [A]
                                   Certificates may be acquired and held by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code. Plan fiduciaries should note in particular the additional risks that may be involved in purchasing or holding Certificates while a Pre-Funding Account exists. Due to such potential risks, the Originator, Trustee, and Underwriter reserve the right to restrict or forbid a Plan's acquisition or holding of Certificates during any Pre-funding period. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
 Considerations. ................. The Class [A] Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment Considerations" herein and in the Prospectus.

Risk Factors. .....................  For a discussion of certain factors that should be considered by prospective
                                     investors in the Class [A] Certificates, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

Registration; Form of the Class [A]
 Certificates .....................  Each of the Class [LIST SUBCLASSES]
                                     Certificates will be represented by a
                                     global certificate registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No Class [A] Certificateholder will be entitled to receive definitive certificates ("Definitive Class [A] Certificates") representing such person's interest, except in the event that Definitive Class [A] Certificates are issued under the limited circumstances described in the Pooling and Servicing Agreement. All references herein to "Class [A] Certificateholders" will reflect the rights of the beneficial owners of Class [A] Certificates, as such rights may be exercised through DTC and the related participants, except as otherwise specified herein. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book - Entry Registration of Class [A] Certificates" herein and "Risk Factors -- Book-Entry Registration" and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Class [A] Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class [A] Certificates. Any statistical information presented below is based upon the characteristics of the Initial Mortgage Loans proposed to be included in the Mortgage Pool as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain mortgage loans may be removed from the Mortgage Pool prior to the Closing Date.

     CONCENTRATION OF BALLOON LOANS. Approximately _____% of the Aggregate Principal Balance of the Initial Pool I Loans are Balloon Loans. Approximately ____% of the Initial Pool II Loans (by Cut-off Date Principal Balance) are Balloon Loans. Approximately ____% of the Initial Pool IV Loans (by Cut-off Date Principal Balance) are Balloon Loans. See "Risk Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Balloon Loans" in the Prospectus.

     [THE SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT. Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Agreement and the Pooling and Servicing Agreement; (ii) the Originator will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of [any] Class of Class [A] Certificateholders; (iii) as of the Subsequent Cut-off Date, the Mortgage Loans in the Mortgage Pool at that time, including the Subsequent Mortgage Loans to be conveyed by the Originator as of such Subsequent Cut-off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement; and (iv) the Subsequent Mortgage Loans will have been approved by the Certificate Insurer. Following the transfer of Subsequent Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the Initial Mortgage Loans included in the Mortgage Pool. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period and each Mortgage Group will be filed with the Securities and Exchange Commission within 15 days after expiration of the Funding Period. See "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" herein.

     If by the end of the Funding Period amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans, the portion of the amounts on deposit in the Pre-Funding Account that is remaining at the end of the Funding Period (net of reinvestment income payable to the Originator) will be applied to reduce the Class [A] Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Class [A] Certificate Principal Balance of [any] Class, no assurance can be given that such a distribution with respect to [any] Class of Class [A] Certificates will not occur on the Distribution Date in ________ 199_. In any event, it is unlikely that the Originator will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance that exactly matches the original Pre-Funded Amount.]

     [DEPENDENCE ON CLAIMS ADMINISTRATOR, ORIGINATOR, AND SERVICER FOR MAKING FHA CLAIMS AND PAYING THE FHA PAYMENTS. The Trustee and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Trustee in accordance with the terms of the Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Obligations of the Claims Administrator" herein.

     LIMITATIONS ON FHA INSURANCE. The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Originator and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Title I Loan Program--Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property has available equity over and above all liens on such property.

     The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the Trustee. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Pooling and Servicing Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

     Prior to the transfer of the FHA Loans to the Trustee, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originator to the Trustee, the Originator also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Trustee's FHA contract of insurance.

     Based upon information provided by the FHA, the Originator believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Trustee, less amounts for insurance claims previously paid to the Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Trustee.

     FHA Claims paid to the Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount. The Trustee will agree not to own any other loans insured by the FHA under the Title I program unless such loans (i) were originated by the Originator, (ii) are part of a pool formed for the purpose of issuing certificates and (iii) such certificates are insured by the Certificate Insurer and receive from each Rating Agency the same rating assigned to the Offered Certificates.

     Since the adequacy of the Trustee's Reserve Amount is dependent upon future events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.]

                  THE ORIGINATOR'S PORTFOLIO OF MORTGAGE LOANS

     The Initial Mortgage Loans were originated by Cityscape Corp. (the Originator and Servicer hereunder), a New York corporation and a wholly-owned subsidiary of Cityscape Financial Corp., a publicly-traded Delaware corporation. The Originator and Servicer currently is licensed as a mortgage banker or registered, as required, in __ States (including New York, Illinois, Maryland, New Jersey, Indiana, Pennsylvania, Massachusetts, Connecticut and Virginia) and the District of Columbia.

     Cityscape Corp. has its principal offices at 565 Taxter Road, Elmsford, New York 10523 (telephone number (914) 592-6677). It currently has approximately [800] employees including professionals and support staff.
For the years ended December 31, 1994, 1995 and 1996, the Originator and Servicer originated or purchased $154 million, $418 million and $1.3 billion of loans, respectively. The Originator's net worth as of December 31, 1991, 1992, 1993, 1994, 1995 and 1996 was $1,993,330, $2,083,076, $2,398,279,
$3,176,738, $50,657,221 and $83,426,520, respectively.

     Prospective Certificateholders should consider, in addition to the information described under "The Trusts" and "The Originator" in the Prospectus, the following with respect to the Mortgage Loans of the Originator.

     SINGLE FAMILY LOAN UNDERWRITING

     The principal amount of the loans purchased or originated by the Originator generally range from a minimum of $8,500 to a maximum of $450,000. Under current policy, the majority of the mortgage loans the Originator acquires or originates have Combined Loan-to-Value Ratios which do not exceed 85%, except that in some instances, on an exception basis, the Originator may accept a loan with a Combined Loan-to-Value Ratio up to 91%.

     The criteria currently used by the Originator in classifying loan applicants can be generalized as follows:

       "A" Risk. Under the "A" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one (or two on a case-by-case basis) 30-day late payment(s) within the last 12 months being acceptable.

     o Non-mortgage credit: minor derogatory items are allowed, but a letter of explanation is required; any recent open collection accounts or open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

     o Bankruptcy filings: must have been discharged more than four years prior to closing with credit re-established.

          Maximum loan-to-value ratio: up to 80% (or 90% on an exception basis) is permitted for a loan secured by an owner-occupied one-to-four family residence; 75% (or up to 80% on an exception basis) for a loan secured by an owner-occupied condominium; and 70% (or up to 80% on an exception basis) for a loan secured by a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 45% or less.

       "B" Risk. Under the "B" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of three (or four on a case-by-case basis) 30-day late payments within the last 12 months being acceptable.

     o Non-mortgage credit: some prior defaults may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; any open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

     o Bankruptcy filings: must have been discharged more than two years prior to closing with credit re-established.

     o Maximum loan-to-value ratio: up to 80% (or 90% on an exception basis) is permitted for a loan secured by an owner-occupied one-to-four family residence; and 70% (or 80% on an exception basis) for a loan secured by a non-owner-occupied one-to-four family residence.

     o Debt service-to-income ratio: generally 50% or less (45% or less for 90% loan-to-value ratios).

     "C" Risk. Under the "C" risk category, a loan applicant may have experienced significant credit problems in the past.

     o Existing mortgage loans: not required to be current at the time the application is submitted; applicant is allowed a maximum of five 30-day late payments and two 60-day late payment within the last 12 months.

     o Non-mortgage credit: significant prior delinquencies may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; all delinquent credit must be current or paid off.

     o Bankruptcy filings: must have been discharged, and a minimum one year of re-established credit is required.

     o Maximum loan-to-value ratio: up to 75% (or 80% on an exception basis for first liens only) is permitted for a loan secured by an owner-occupied one-to-four family residence; 65% for a loan secured by an owner-occupied condominium; and 70% for a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 50% or less.

     "D" Risk. Under the "D" risk category a loan applicant may have experienced significant credit problems in the past.

     o Existing mortgage loans: must be brought current from loan proceeds and no more than 150 days delinquent at closing; an explanation for such delinquency is required.

     o Non-mortgage credit: significant prior defaults may have occurred, but the applicant must be able to demonstrate regularity in payment of some credit obligations; all charge-offs, judgments, liens or collection accounts must be paid off.

     o Bankruptcy filings: open Chapter 13 bankruptcies will be considered with evidence that the plan is being paid according to terms; outstanding balance must be paid in full and discharged from loan proceeds.

     o Maximum loan-to-value ratio: up to 70% is permitted for a loan secured by an owner-occupied one-to-four family residence; 60% for a loan secured by an owner-occupied condominium; and 65% for a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 50% or less.

     Exceptions. As described above, the Originator uses the foregoing categories and characteristics only as guidelines. On a case-by-case basis, the Originator may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; stable employment or length of occupancy at the applicant's current residence. An upgrade or exception may also be allowed if the applicant places a down payment in escrow equal to at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate debt load. Accordingly, the Originator may classify in a more favorable risk category certain mortgage loans that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     THE HOME IMPROVEMENT LENDING PROGRAM

     FHA LOANS

     The Title I Loan Program -- General

     The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, the types of Title I loans included in the Trust, i.e., property improvement loans to finance alterations, repair or improvement of existing single family structures. See "The Trusts--FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

     Requirements for FHA Loans

     The following is a description of the requirements for Title I property improvement loans currently in effect. A Title I property improvement loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) architectural and engineering services; (ii) building permit costs; (iii) flood certification premiums (only for loans originated after June 1, 1996); (iv) credit report costs; (v) a fee for an actual inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more; (vi) title examination costs; (vii) appraisal fees in connection with a loan or combination of loans on the same property with a total principal balance in excess of $15,000; and (viii) commencing June 5, 1995, origination fees charged by the lender (not to exceed 5% of the total principal balance).

     One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

     The maximum dollar limit on FHA Loans is $25,000 for single family dwellings or $12,000 per unit for two- to four-family dwellings.

     Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi-monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. Lenders may not charge any prepayment penalty. The lender is entitled to recover the following costs from the borrower: (i) origination fee; (ii) discount points (which may be payable by the borrower or dealer, if applicable); and (iii) certain other specified fees and charges. These costs set forth in item (i) with respect to loans for which the credit application was received prior to June 1, 1995, and the costs set forth in items (ii) and
(iii) cannot be paid out of the loan proceeds.

     An eligible borrower of a secured Title I loan must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

     The proceeds of the Originator's FHA Loans are disbursed directly to the borrowers.

     Title I Underwriting Requirements

     Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. For secured Title I loans the lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

     The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) W-2 forms or recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

     Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower exceeds $7,500, or $5,000, as the case may be.

     Effective November 18, 1991, for any secured Title I loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

     Effective August 15, 1994, for secured Title I loans the requirement that the borrower have equity in the property was eliminated for owner-occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non-owner occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

     Insurance Claims Procedures for Title I Loans

     The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and have a face-to-face meeting prior to accelerating the maturity of the note and filing an insurance claim. If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims. Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

     (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

     (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default).

     (3) The amount of uncollected court costs including fees paid or issuing, serving and filing a summons.

     (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

     (5) The amount of expenses for recording the assignment of the loan to the United States.

     Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA.
Certificateholders will have no direct right to receive insurance payments from the FHA.


     "SAV*-A-LOANS(R)"

     The principal amount of the "Sav*-A-Loans(R)" purchased or originated by the Originator generally range from a minimum of $10,000 to a maximum of $75,000. Under current policy, the majority of the mortgage loans the Originator acquires or originates have Combined Loan-to-Value Ratios which do not exceed 125%.

     The criteria currently used by the Originator in classifying
"Sav*-A-Loan(R)" applicants can be generalized as follows:

       "A" Risk. Under the "A" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with no 30-day late payment within the last 12 months and a maximum of one 30-day late payment within the last 24 months.

     o    Installment debt:  no 30-day late payment within the last 12 months and a maximum of three 30-day late payments within the last 24 months.

     o Revolving debt: a maximum of one 30-day late payment within the last 12 months and a maximum of three 30-day late payments within the last 24 months.

     o No bankruptcy filings, judgments, tax liens, charge-offs or foreclosures. (Management may permit bankruptcy filings which have been discharged more than five years prior to closing with credit re-established.)

     o    Debt service-to-income ratio:  generally 45% or less.

       "B" Risk. Under the "B" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one 30-day late payment within the last 12 months and a maximum of two 30-day late payments within the last 24 months.

     o Installment debt: a maximum of two 30-day late payments within the last 12 months and a maximum of four 30-day late payments (and one 60-day late payment) within the last 24 months.

     o Revolving debt: a maximum of two 30-day late payments within the last 12 months and a maximum of four 30-day late payments (and one 60-day late payment) within the last 24 months.

     o    No bankruptcy filings or foreclosures within prior three years.
          Tax liens, minor judgments and charge-offs which have been paid and which are reasonably explainable may be permitted.

     o    Debt service-to-income ratio:  generally 45% or less.

     Written verification of income and employment is also required. This may include either of the following: (i) two recent payroll stubs (year-to-date plus current) and two years' W-2's together with verification of employment forms or verbal verification with employer or (ii) two years signed tax returns(self-employed).

     JUMBO LOANS

     The principal amount of the Jumbo Loans originated by the Originator generally range from a minimum of $500,000 to a maximum of $3,500,000. Jumbo Loans on second homes or investment properties may not exceed $2,000,000. The Originator currently requires that the Borrower have post-closing liquidity of at least 20% of the Jumbo Loan amount (net of any cash proceeds from the Jumbo Loan if it is a refinancing of a prior mortgage which includes a cash payment to the Borrower.)

     The criteria currently used by the Originator in classifying Jumbo Loan applicants can be generalized as follows:

       "A" Risk. Under the "A" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a no (or one on a case-by-case basis) 30-day late payment(s) within the last 24 months being acceptable.

     o Non-mortgage credit: minor derogatory items are allowed, but a letter of explanation is required; any recent open collection accounts or open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

     o Bankruptcy filings: must have been discharged more than four years prior to closing with credit re-established.

          Maximum loan-to-value ratio: up to 80% is permitted for a loan secured by an owner-occupied primary residence; 75% for a loan secured by an owner-occupied second home; and 50% for a loan secured by a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 60% or less.

       "A-" Risk. Under the "A-" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one (or two on a case-by-case basis) 30-day late payments within the last 24 months being acceptable. Borrower must provide written explanation of late payments.

     o Non-mortgage credit: some prior defaults may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; any open charge-offs, judgments or liens would generally disqualify a loan applicant from this category. Borrower must provide acceptable written explanation of derogatory information.

     o Bankruptcy filings: must have been discharged more than two years prior to closing with credit re-established.

     o Maximum loan-to-value ratio: up to 75% is permitted for a loan secured by an owner-occupied primary residence; 709 for a loan secured by an owner-occupied second home; and 50% for a loan secured by a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 55% or less.

       "B" Risk. Under the "B" risk category, a loan applicant must have generally repaid installment or revolving debt according to its terms.

     o Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one (or two on a case-by-case basis) 30-day late payments within the last 24 months being acceptable. Borrower must provide written explanation of late payments.

     o Non-mortgage credit: isolated prior delinquencies may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; all delinquent credit must be current or paid off. Borrower must provide acceptable written explanation of derogatory information.

     o Bankruptcy filings: must have been discharged more than two years prior to closing with credit re-established.

     o Maximum loan-to-value ratio: up to 70% is permitted for a loan secured by an owner-occupied primary residence; 70% for a loan secured by an owner-occupied second home; and 50% for a loan secured by a non-owner-occupied one-to-four family residence.

     o    Debt service-to-income ratio:  generally 50% or less.

     DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following tables set forth information relating to the delinquency and foreclosure and loan charge-off experience of the Originator for its servicing portfolio of mortgage loans (including mortgage loans serviced for others) as of the dates or for the periods indicated.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                           At December 31, 1995     At Decmeber 31, 1996
                           Number       Amount      Number       Amount
                          of Loans                 of Loans
Servicing portfolio           5,043  $327,273,085     24,305  $1,485,308,459
Past due loans(1):
30-59 days                       91    $6,019,360      1,020     $55,788,579
60-89 days                       24    $1,659,761        364     $20,459,505
90 days or more                  42    $2,489,565        493     $28,900,463
Total past due loans            157   $10,168,686      1,877    $105,148,547
Foreclosures pending(2)          49     4,050,186        369      28,370,475
REO Properties(3)                 3       224,086         15       1,009,990
Total past due loans,
foreclosures pending
and REO Properties(3)           209   $14,442,958      2,261    $134,529,012
Total past due loans,
foreclosures pending,
REO properties as a
percentage of
servicing portfolio            4.1%          4.4%       9.3%            9.1%

(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due 30-59 days prior to the reporting period is considered 30-59 days past due, etc.

(2)  Includes bankruptcies which preclude foreclosure.

(3) An "REO Property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                           LOAN CHARGE-OFF EXPERIENCE

                                                             At December 31, At December 31,
                                                                  1995            1996
Servicing portfolio at period end                               $327,273,085  $1,485,308,459
Average outstanding(1)                                               $64,897    $840,646,422
Number of loans outstanding                                            5,043          24,305
Gross losses(2)                                                           $0         $32,689
Loan recoveries                                                           $0            $689
Net loan charge-offs                                                      $0         $32,000
Net loan charge-offs as a percentage of average outstanding               0%              0%
Net loan charge-offs as a percentage of servicing
portfolio at period end                                                   0%              0%

(1) "Average outstanding" for each period presented is the arithmetic average of the principal balances of the loans in the Originator's servicing portfolio outstanding at the close of business on the final business day of such period. With respect to REO Properties, the Originator generally will obtain an updated appraisal of the property, and the fair market value (as determined by such new appraisal) will be the principal balance used in such calculation.

(2) "Gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

     The Servicer commenced servicing portfolios of mortgage loans in 1994. Accordingly, neither the Originator nor the Servicer has representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

     While the above delinquency and foreclosure and loan charge-off experiences are typical of the Originator's experiences at the date for the period indicated, there can be no assurance that the delinquency and foreclosure and loan charge-off experiences on the Mortgage Loans will be similar. Accordingly, the information should not necessarily be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables is based on all of the loans in the Originator's servicing portfolio. The Mortgage Loans, in general, are likely to have characteristics which distinguish them from the majority of the loans in the Originator's servicing portfolio.

                               THE MORTGAGE POOL

GENERAL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans proposed to be included in the Mortgage Pool as of the date of this Prospectus Supplement. Certain mortgage loans may be removed, prior to the Closing Date, from each Pool as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $[5,000,000] will be added to the portion of the Pre-Funded Amount allocated to such Pool on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans proposed to be included in the Mortgage Pool as of the date of this Prospectus Supplement may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool at the Closing Date. In addition, after the Cut-off Date the actual Mortgage Pool may vary from the description below due to a number of factors, including prepayments or the purchase of Subsequent Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     None of the Mortgage Loans is or will be insured or guaranteed by the Originator, the Servicer, the Trustee, any Originator or any of their respective affiliates. However, the FHA Loans will be insured by the FHA to the extent described herein.

     A schedule of the Initial Mortgage Loans as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period will be filed with the Securities and Exchange Commission within 15 days after the expiration of the Funding Period.

     Mortgage Loans in the Originator's portfolio have been selected for inclusion in the Mortgage Pool with a view to satisfying various standards prevailing in the mortgage-backed securities market, including Mortgage Rates, Combined Loan-to-Value Ratios, and terms to maturity. Pursuant to the Pooling and Servicing Agreement, the Originator will make various representations and warranties regarding the Mortgage Loans. See ""Description of the Certificates and the Pooling and Servicing Agreement -- Assignment of the Mortgage Loans."

     Pool I

     The Initial Pool I Loans to be acquired by the Trust on the Closing Date will include ____ fixed-rate, closed-end, Home Equity Loans evidenced by Mortgage Notes secured by first or second lien mortgages or deeds of trust on Mortgaged Properties located in __ States and the District of Columbia.
Initial Pool I Loans representing approximately ___% of the Cut-Off Date Pool I Balance are secured by first liens on the related Mortgaged Properties with the remainder being secured by second liens. The Mortgaged Properties consist of one- to four-family residential properties, except that Initial Mortgage Loans representing approximately ___% of the Cut-Off

Date Pool I Balance are secured by small multi-family residential or mixed-use properties, which generally consist of from 2 to 4 residential units and space used for retail, professional or other commercial uses. The Mortgaged Properties consist of owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties. Small mixed-use properties are generally non-owner occupied. The Mortgaged Properties do not include mobile home or commercial properties (other than small mixed-use properties) or unimproved land.

     The lowest and highest Combined Loan-to-Value Ratios of the Initial Pool I Loans were approximately ___% and _____%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Pool I Loans as of the Cut-Off Date was approximately ____%. The weighted average Combined Loan-to-Value Ratio of the Junior Mortgage Loans was approximately ___% as of the Cut-Off Date.

     The Initial Pool I Loans bear interest at fixed Mortgage Rates which range from ___% to ____% per annum as of the Cut-Off Date. The weighted average Mortgage Rate for the Initial Pool I Loans was approximately _____% per annum as of the Cut-Off Date. The lowest Cut-Off Date Principal Balance of any Initial Pool I Loan was $_____ and the highest was $_____. The average Cut-Off Date Principal Balance of the Initial Pool I Loans was $_____. The weighted average remaining term to stated maturity of the Initial Pool I Loans as of the Cut-Off Date was approximately ____ months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Initial Mortgage Loans was approximately _ months.

     Initial Pool I Loans representing approximately ____% of the Cut-Off Date Pool Balance are of self-amortizing Mortgage Loans having original stated maturities of not more than 30 years. The remaining Initial Pool I Loans, representing approximately ____%, consist of Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. The Initial Pool I Loans include ___ Balloon Loans, representing ____% of the Cut-Off Date Pool I Balance. No Initial Pool I Loan, including any Balloon Loan, is scheduled to mature later than ____ __, 202_.

     The following tables set forth certain information, as of the Cut-Off Date, as to the Initial Pool I Loans:

     Combined                             Aggregate
   Loan-to-Value       Number of     Cut-Off Date           Percent of
       Ratio         Mortgage Loans  Principal Balance     Mortgage Pool
12.50    -    15.00                  $                                 %
15.01    -    20.00
20.01    -    25.00
25.01    -    30.00
30.01    -    35.00
35.01    -    40.00
40.01    -    45.00
45.01    -    50.00
50.01    -    55.00
55.01    -    60.00
60.01    -    65.00
65.01    -    70.00
70.01    -    75.00
75.01    -    80.00
80.01    -    85.00
85.01    -    90.00
              TOTAL                  $                           100.00%

     Mortgage Rates of the Initial Mortgage Loans as of the Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                    Aggregate
                  Number of       Cut-Off Date      Percent of
Mortgage Rates  Mortgage Loans  Principal Balance  Mortgage Pool
8.99 - 9.00%                                    $              %
9.01 - 9.25
9.26 - 9.50
9.51 - 9.75
9.76 - 10.00
10.01 - 10.25
10.26 - 10.50
10.51 - 10.75
10.76 - 11.00
11.01 - 11.25
11.26 - 11.50
11.51 - 11.75
11.76 - 12.00
12.01 - 12.25
12.26 - 12.50
12.51 - 12.75
12.76 - 13.00
13.01 - 13.25
13.26 - 13.50
13.51 - 13.75
13.76 - 14.00
14.01 - 14.25
14.26 - 14.50
14.51 - 14.75
14.76 - 15.00
15.01 - 15.25
15.26 - 15.50
15.51 - 15.75
15.76 - 16.00
16.01 - 16.25
16.26 - 16.50
16.51 - 16.75
17.01 - 17.25
17.51 - 17.75
17.76 - 18.00
18.01 - 18.10
         TOTAL                                  $        100.00%

     The remaining terms to maturity of the Initial Mortgage Loans as of the Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                       Aggregate
Remaining Term to    Number of       Cut-Off Date      Percent of
Maturity (months)  Mortgage Loans  Principal Balance  Mortgage Pool
53 - 60                                            $              %
73 - 84
85 - 96
109 - 120
157 - 168
169 - 180
229 - 240
349 - 360
            TOTAL                                  $        100.00%

     The Cut-Off Date Principal Balances of the Initial Mortgage Loans as of the Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                             Aggregate
     Cut-Off Date          Number of       Cut-Off Date      Percent of
   Principal Balance     Mortgage Loans  Principal Balance  Mortgage Pool
$ _______- 10,000.00                                     $
10,000.01 - 20,000.00
20,000.01 - 30,000.00
30,000.01 - 40,000.00
40,000.01 - 50,000.00
50,000.01 - 60,000.00
60,000.01 - 70,000.00
70,000.01 - 80,000.00
80,000.01 - 90,000.00
90,000.01 - 100,000.00
100,000.01 - 110,000.00
110,000.01 - 120,000.00
120,000.01 - 130,000.00
130,000.01 - 140,000.00
140,000.01 - 150,000.00
150,000.01 - 160,000.00
160,000.01 - 170,000.00
170,000.01 - 180,000.00
180,000.01 - 190,000.00
190,000.01 - 200,000.00
200,000.01 - 210,000.00
210,000.01 - 220,000.00
220,000.01 - 230,000.00
230,000.01 - 240,000.00
240,000.01 - 250,000.00
250,000.01 - 260,000.00

                                      S-55

260,000.01 - 270,000.00
270,000.01 - 280,000.00
280,000.01 - 290,000.00
290,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - _________
                  TOTAL                                  $        100.00%

     As of the Cut-Off Date, the geographic distribution of the Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                             Aggregate
                           Number of       Cut-Off Date      Percent of
Geographic Distribution  Mortgage Loans  Principal Balance  Mortgage Pool
Alabama                                                  $              %
Arizona
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Virginia
Washington
West Virginia
Wisconsin
TOTAL                                                    $        100.00%

     As of the Cut-Off Date, the distribution of the mortgaged property types of the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                             Aggregate
                           Number of       Cut-Off Date      Percent of
Mortgaged Property Type  Mortgage Loans  Principal Balance  Mortgage Pool
Single Family                                            $              %
2-4 Units
Condominium
Small Mixed-Use
TOTAL                                                    $        100.00%

     As of the Cut-Off Date, the distribution of the occupancy status of the Mortgaged Properties relating to the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                        Aggregate
                      Number of       Cut-Off Date      Percent of
 Occupancy Status   Mortgage Loans  Principal Balance  Mortgage Pool
Owner Occupied                                      $              %
Non-owner Occupied
TOTAL                                               $        100.00%

     As of the Cut-Off Date, the distribution of the lien priority of the Mortgages relating to the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

Lien Priority    Number of         Aggregate       Percent of
               Mortgage Loans    Cut-Off Date     Mortgage Pool
                               Principal Balance
First Lien                                     $              %
Second Lien
Third Lien                                                  .36
TOTAL                                          $        100.00%

     As of the Cut-Off Date, the distribution of the months since origination of the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):



                                  Aggregate
Months Since    Number of       Cut-Off Date      Percent of
Origination   Mortgage Loans  Principal Balance  Mortgage Pool
0                                             $              %
1
2
3
4
5
6
7
8
9
10
11
12
13
17
19
TOTAL                                         $        100.00%

     As of the Cut-Off Date, the distribution of the credit classification of the Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                     Aggregate
                                  Number of         Cut-Off Date         Percent of
  Credit Classification        Mortgage Loans    Principal Balance     Mortgage Pool
        A
        B
        C
        D

     Pool II

     The Initial Pool II Loans to be acquired by the Trust on the Closing Date will include ____ adjustable-rate, closed-end, Home Equity Loans evidenced by Mortgage Notes secured by first or second lien mortgages or deeds of trust on Mortgaged Properties located in __ States and the District of Columbia. Initial Pool II Loans representing approximately ___% of the Cut-Off Date Pool II Balance are secured by first liens on the related Mortgaged Properties with the remainder being secured by second liens. The Mortgaged Properties consist of one- to four-family residential properties, except that Initial Mortgage Loans representing approximately ___% of the Cut-Off Date Pool II Balance are secured by small multi-family residential or mixed-use properties, which generally consist of from 2 to 4 residential units and space used for retail, professional or other commercial uses. The Mortgaged Properties consist of owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties. Small mixed-use properties are generally non-owner occupied. The Mortgaged Properties do not include mobile home or commercial properties (other than small mixed-use properties) or unimproved land.

     The lowest and highest Combined Loan-to-Value Ratios of the Initial Pool II Loans were approximately ___% and _____%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Pool II Loans as of the Cut-Off Date was approximately ____%. The weighted average Combined Loan-to-Value Ratio of the Junior Mortgage Loans was approximately ___% as of the Cut-Off Date.

     The lowest Cut-Off Date Principal Balance of any Initial Pool II Loan was $_____ and the highest was $_____. The average Cut-Off Date Principal Balance of the Initial Pool II Loans was $_____. The weighted average remaining term to stated maturity of the Initial Pool II Loans as of the Cut-Off Date was approximately ____ months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Initial Mortgage Loans was approximately _ months.

     The Mortgage Loans in Pool II will bear interest at adjustable rates which will adjust on the date set forth in the Mortgage Note for such Mortgage Loan and, except as set forth in the next sentence, every six months thereafter . Certain of the Pool II Loans bear Pool II Mortgage Interest Rates that have Change Dates occurring two years after the date of origination and every six months thereafter. The Pool II Mortgage Interest Rate relating to the Pool II Loans will adjust on each applicable Change Date to equal the sum of (i) the LIBOR Index and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

     The Gross Margins for the Pool II Loans will range from approximately _% to __%. The weighted average Gross Margin of the Pool II Loans will be approximately ___%. The Periodic Rate Cap limits changes in the Pool II Mortgage Interest Rate for each Pool II Loan on each Change Date to ___ basis points (or ___ basis points with respect to the first change date for Variable Adjustable Rate Loans). The Lifetime Cap for each Pool II Loan is the rate which is generally ___ basis points greater than the initial Pool II Mortgage Interest Rate for such Pool II Loan and the Lifetime Floor is as set forth in the Mortgage Note related to such Pool II Loan.

     The weighted average current Pool II Mortgage Interest Rate of the Initial Pool II Loans will be approximately __%.

     Initial Pool II Loans representing approximately ____% of the Cut-Off Date Pool Balance are of self-amortizing Mortgage Loans having original stated maturities of not more than 30 years. The remaining Initial Pool II Loans, representing approximately ____%, consist of Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. The Initial Pool II Loans include ___ Balloon Loans, representing ____% of the Cut-Off Date Pool II Balance. No Initial Pool II Loan, including any Balloon Loan, is scheduled to mature later than ____ __, 202_.

     The following tables set forth certain information, as of the Cut-Off Date, as to the Initial Pool II Loans:

     [INSERT CLTV RATIO TABLE]

     [INSERT GROSS MARGIN TABLE]

     [INSERT REMAINING TERM TABLE]

     [INSERT CUT-OFF DATE PRINCIPAL BALANCE TABLE]

     [INSERT GEOGRAPHIC DISTRIBUTION TABLE]

     [INSERT MORTGAGED PROPERTY TYPE TABLE]

     [INSERT OWNER-OCCUPIED TABLE]

     [INSERT LIEN PRIORITY TABLE]

     [INSERT MONTHS SINCE ORIGINATION TABLE]

     [INSERT CREDIT CLASSIFICATION TABLE]

     Pool III

     The Initial Pool III Loans to be acquired by the Trust on the Closing Date will include ____ fixed-rate, closed-end, Home Improvement Loans evidenced by Mortgage Notes secured by first or second lien mortgages or deeds of trust on Mortgaged Properties located in __ States and the District of Columbia.
Initial Pool III Loans representing approximately ___% of the Cut-Off Date Pool III Balance are secured by first liens on the related Mortgaged Properties with
the remainder being secured by second or third liens.   Initial Pool III Loans
representing approximately ___% of the Cut-Off Date Pool III Balance are FHA Loans with remainder being Conventional Home Improvement Loans (Initial Pool III Loans representing approximately ___% of the Cut-Off Date Pool III Balance are "Sav*-A-Loans"). The Mortgaged Properties consist of one- to four-family residential properties. The Mortgaged Properties consist of owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties. The Mortgaged Properties do not include mobile home or commercial properties (other than small mixed-use properties) or unimproved land.

     The lowest and highest Combined Loan-to-Value Ratios of the Initial Pool III Loans were approximately ___% and _____%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Pool III Loans as of the Cut-Off Date was approximately ____%. The weighted average Combined Loan-to-Value Ratio of the Junior Mortgage Loans was approximately ___% as of the Cut-Off Date.

     The Initial Pool III Loans bear interest at fixed Mortgage Rates which range from ___% to ____% per annum as of the Cut-Off Date. The weighted average Mortgage Rate for the Initial Pool III Loans was approximately _____% per annum as of the Cut-Off Date. The lowest Cut-Off Date Principal Balance of any Initial Pool III Loan was $_____ and the highest was $_____. The average Cut-Off Date Principal Balance of the Initial Pool III Loans was $_____. The weighted average remaining term to stated maturity of the Initial Pool III Loans as of the Cut-Off Date was approximately ____ months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Initial Mortgage Loans was approximately _ months.

     Initial Pool III Loans representing approximately ____% of the Cut-Off Date Pool Balance are of self-amortizing Mortgage Loans having original stated maturities of not more than 30 years. The remaining Initial Pool III Loans, representing approximately ____%, consist of Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. The Initial Pool III Loans include ___ Balloon Loans, representing ____% of the Cut-Off Date Pool III Balance. No Initial Pool III Loan, including any Balloon Loan, is scheduled to mature later than ____ __, 202_.

     The following tables set forth certain information, as of the Cut-Off Date, as to the Initial Pool III Loans:

     [INSERT CLTV RATIO TABLE]

     [INSERT MORTGAGE RATE TABLE]

     [INSERT REMAINING TERM TABLE]

     [INSERT CUT-OFF DATE PRINCIPAL BALANCE TABLE]

     [INSERT GEOGRAPHIC DISTRIBUTION TABLE]

     [INSERT MORTGAGED PROPERTY TYPE TABLE]

     [INSERT OWNER-OCCUPIED TABLE]

     [INSERT LIEN PRIORITY (INCLUDE THIRD LIENS) TABLE]

     [INSERT MONTHS SINCE ORIGINATION TABLE]
     [INSERT CREDIT CLASSIFICATION TABLE]

     Pool IV

     The Initial Pool IV Loans to be acquired by the Trust on the Closing Date will include ____ adjustable-rate, closed-end, Jumbo Loans evidenced by Mortgage Notes secured by first lien mortgages or deeds of trust on Mortgaged Properties located in __ States and the District of Columbia. The Mortgaged Properties consist of one- to four-family residential properties. The Mortgaged Properties consist of owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties. The Mortgaged Properties do not include mobile home or commercial properties (other than small mixed-use properties) or unimproved land.

     The lowest and highest Combined Loan-to-Value Ratios of the Initial Pool IV Loans were approximately ___% and _____%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Pool IV Loans as of the Cut-Off Date was approximately ____%. The weighted average Combined Loan-to-Value Ratio of the Junior Mortgage Loans was approximately ___% as of the Cut-Off Date.

     The lowest Cut-Off Date Principal Balance of any Initial Pool IV Loan was $_____ and the highest was $_____. The average Cut-Off Date Principal

Balance of the Initial Pool IV Loans was $_____. The weighted average remaining term to stated maturity of the Initial Pool IV Loans as of the Cut-Off Date was approximately ____ months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Initial Mortgage Loans was approximately _ months.

     The Mortgage Loans in Pool IV will bear interest at adjustable rates which will adjust on the date set forth in the Mortgage Note for such Mortgage Loan and every six months thereafter. The Pool II Mortgage Interest Rate will adjust on each applicable Change Date to equal the sum of the Six-Month LIBOR Index and the related Gross Margin set forth in the related Mortgage Note, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

     The Gross Margins for the Pool IV Loans will range from approximately _% to __%. The weighted average Gross Margin of the Pool IV Loans will be approximately ___%. The Periodic Rate Cap limits changes in the Pool IV Mortgage Interest Rate for each Pool IV Loan on each Change Date to 200 basis points. The Lifetime Cap for each Pool IV Loan is 600 basis points.

     The weighted average current Pool IV Mortgage Interest Rate of the Initial Pool IV Loans will be approximately __%.

     Initial Pool IV Loans representing approximately ____% of the Cut-Off Date Pool Balance are of self-amortizing Mortgage Loans having original stated maturities of not more than 30 years. The remaining Initial Pool IV Loans, representing approximately ____%, consist of Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. The Initial Pool IV Loans include ___ Balloon Loans, representing ____% of the Cut-Off Date Pool IV Balance. No Initial Pool IV Loan, including any Balloon Loan, is scheduled to mature later than ____ __, 202_.

     The following tables set forth certain information, as of the Cut-Off Date, as to the Initial Pool IV Loans:

     [INSERT CLTV RATIO TABLE]

     [INSERT GROSS MARGIN TABLE]

     [INSERT REMAINING TERM TABLE]

     [INSERT CUT-OFF DATE PRINCIPAL BALANCE TABLE]

     [INSERT GEOGRAPHIC DISTRIBUTION TABLE]

     [INSERT MORTGAGED PROPERTY TYPE TABLE]

     [INSERT OWNER-OCCUPIED TABLE]

     [INSERT MONTHS SINCE ORIGINATION TABLE]

     [INSERT CREDIT CLASSIFICATION TABLE]

PAYMENTS ON THE MORTGAGE LOANS

     The Initial Mortgage Loans provide for the amortization of the amount financed under the Mortgage Loan over a series of substantially equal monthly payments, except for Balloon Loans for which the amortization schedule extends beyond the stated maturity date and which provide for a payment at maturity that is substantially larger than prior scheduled payments.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Pool is subject to the following requirements: (i) such Subsequent Mortgage Loans may not be ___ or more days contractually delinquent as of the related Subsequent Cut-off Date;
(ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 30 years; (iii) each Subsequent Mortgage Loan will have an interest rate of not less than ____% if it is a Fixed Rate Mortgage Loan, an interest rate of not less than ____% if it is a Home Improvement Loan, an initial interest rate of not less than ____% if it is an Adjustable Rate Mortgage Loan and an initial interest rate of not less than ____% if it is a Jumbo Loan; (iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The Originator" in the Prospectus; and (v) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least ____% with respect to the Fixed Rate Mortgage Loans, an initial weighted average Mortgage Interest Rate of at least ____% with respect to the Adjustable Rate Mortgage Loans, a weighted average Mortgage Interest Rate of at least ____% with respect to the Home Improvement Loans, and an initial weighted average Mortgage Interest Rate of at least ____% with respect to the Jumbo Loans; and (b) except in the case of the Jumbo Loans, will not have a principal balance in excess of $_____ (or $_____., in the case of FHA Loans) See "Risk Factors -- The Subsequent Mortgage Loans and the Pre-Funding Account" herein. In addition, the transfer of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date is subject to the approval of the Certificate Insurer.]

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of changes in the rate of Principal Prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

     The projected weighted average life of the Offered Certificates is the average amount of time that will elapse from the Closing Date until each dollar of principal is scheduled to be repaid to the investors in the Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Offered Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool--General."

     The model used in this Prospectus Supplement with respect to the Mortgage Loans is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Mortgage Loans, a 100% Prepayment Assumption assumes conditional prepayment rates of 4.8% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.745% (i.e., 19.2% divided by 11) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, 100% Prepayment Assumption assumes a conditional prepayment rate of 24% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The tables on pages S-__, S-__ and S-__ were prepared on the basis of the assumptions in the following paragraph. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the following tables were determined assuming that: (i) the Mortgage Loans consist of nine pools of loans with Cut-Off Date Principal Balances, Mortgage Rates, original and remaining terms to maturity, and original amortization terms as set forth below under "Assumed Mortgage Loan Characteristics," (ii) the Closing Date for the Class A Offered Certificates occurs on ___ __, 199_, (iii) distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in ____ 199_, in accordance with the priorities described herein, (iv) the Pass-Through Rate for each class of Offered Certificates is as set forth on the cover hereof, (v) the Accrual Period for each related Distribution Date will be based on a 360-day year consisting of twelve 30-day months, except that the first Accrual Period will consist of 10 days, (vi) the Mortgage Loans' prepayment rates are a multiple of the applicable Prepayment Assumption, (vii) prepayments include thirty days' interest thereon, (viii) no optional termination is exercised and (ix) the Required Subordination Amount is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement. No representation is made that the Mortgage Loans will not experience delinquencies or losses.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   Remaining  Original    Original
                                    Term to   Term to   Amortization
        Cut-Off Date     Mortgage  Maturity   Maturity      Term
Pool  Principal Balance    Rate    (Months)   (Months)    (Months)
1                     $         %
2
3
4
5
6
7
8
                      $

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown, at the indicated multiples of the Prepayment Assumption.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING*

                                   Class A-1                          Class A-2
                             Prepayment Assumption              Prepayment Assumption
Distribution Date        50%    75%   100%   150%   200%    50%    75%   100%   150%   200%
Initial Percentage      100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
Weighted Average Life
(years)

*  Rounded to the nearest whole percentage.

     [CONTINUE TABLE FOR ALL CLASSES]

                        DESCRIPTION OF THE CERTIFICATES

                    AND THE POOLING AND SERVICING AGREEMENT

     The Class [A] Certificates will be issued pursuant to the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement but do not purport to be complete. The Originator will provide a copy of the Pooling and Servicing Agreement (without exhibits) without charge upon the written request of a Certificateholder addressed to: Cityscape Corp., 565 Taxter Road, Elmsford, New York 10523-5200,
Attention:  Corporate Secretary.

GENERAL

     The Offered Certificates will evidence undivided beneficial ownership interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class [LIST SUBCLASSES] Certificates will have an aggregate original Class Certificate Principal Balance of approximately $________,$________, $________ and $________ respectively, and together they will evidence a senior beneficial ownership interest in the Trust. The remaining beneficial ownership interest in the Trust will be evidenced by the Residual Certificates, which do not have a principal balance and will evidence a residual interest in the Trust. The Class [LIST SUBCLASSES] Certificates will respectively evidence the right to receive from the Trust an aggregate amount equal to the Class [LIST SUBCLASSES] Certificate Principal Balance, plus interest at the Class [LIST SUBCLASSES] Pass-Through Rate, as described herein.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $1,000 and integral multiples thereof. The assumed final maturity date of the Offered Certificates is the Distribution Date occurring in
_________________

     The assets of the Trust will consist of (a) the Mortgage Loans that from time to time are subject to the Pooling and Servicing Agreement; (b) the assets that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Collection Account and the Certificate Account[, held in the Pre-Funding Account and the Capitalized Interest Account] or invested in Permitted Investments (see "-- Deposits to Collection Account" herein); (c) all rights of the Mortgagee under any insurance policy covering a Mortgage Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans, deed in lieu of foreclosure or a comparable conversion; and (e) the Certificate Insurance Policy.

     The Originator will designate in the Pooling and Servicing Agreement that, for purposes of the Code, the Class [A] Certificates will be "regular interests," and the Residual Certificates will be the sole class of "residual interests," in a REMIC generally comprised of the Mortgage Pool, the Collection Account, the Certificate Account and the Certificate Insurance Policy (the "REMIC Pool"). [The Pre-Funding Account and the Capitalized Interest Account will not be part of the REMIC Pool.] The Closing Date will be designated as the "Startup Day" (within the meaning of the Code) of the REMIC. See "Material Federal Income Tax Consequences" in the Prospectus.

BOOK-ENTRY REGISTRATION OF CLASS [A] CERTIFICATES

     The Class [A] Certificates will initially be issued in book-entry form and be registered in the name of Cede, nominee of DTC. Persons in whose name a Certificate is registered in the register maintained by the Trustee are Certificateholders. For so long as the Class [A] Certificates are in book-entry form with DTC, the only Certificateholder of the Class [A] Certificates as the term "Certificateholder" is used in the Pooling and Servicing Agreement will be Cede. No person acquiring an interest in the

Class [A] Certificates will be entitled to receive Definitive Class [A] Certificates, except in the event that Definitive Class [A] Certificates are issued under the limited circumstances set forth below. All references herein to Certificateholders of Class [A] Certificates shall mean and include the rights of beneficial owners of Class [A] Certificateholders, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Risk Factors -- Book-Entry Registration" and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

     Definitive Certificates will be issued to beneficial owners of the Offered Certificates, or their nominees, rather than to the DTC, only if (a) DTC or the Originator advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Originator or the Trustee is unable to locate a qualified successor; (b) the Originator, at its sole option, advises the Trustee that it elects to terminate a book-entry system through DTC; or (c) with the consent of the Certificate Insurer after the occurrence of an Event of Default (as described below), beneficial owners of the Offered Certificates having not less than 51 % of the Voting Rights evidenced by the Offered Certificates advise the Trustee and DTC through the Participants in writing that the continuation of a book-entry system with respect to such Book-Entry Certificates through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the Offered Certificates through the Depository of the occurrence of such event and the availability of Definitive Certificates. Upon issuance of Definitive Class [A] Certificates to Class [A] Certificateholders, such Class [A] Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. See "Description of the Certificates -- Form of Certificates -- General" in the Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Originator will assign to the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all principal and interest on or in respect of the Initial Mortgage Loans received on or after the Cut-off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee, concurrently with such assignment, will deliver the Certificates at the direction of the Originator in exchange for, among other things, the Initial Mortgage Loans. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, its Cut-off Date Principal Balance, its interest rate as of the Cut-off Date and its monthly payment as of the Cut-off Date.

     [Following the Closing Date, the Trust will be obligated to purchase from the Originator, from time to time on or before ________ __, 199_, subject to the availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed and adjustable rate mortgage loans. In connection with each purchase of Subsequent Mortgage Loans, the Trust will be required to pay to the Originator from the Pre-Funding Account a cash purchase price of not more than 100% of the principal balance thereof; the Trust may pay a cash purchase price of less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans, pursuant to the Pooling and Servicing Agreement, the Originator will assign to the Trustee all of its right, title and interest in and to such Subsequent Mortgage Loans as provided above with respect to the Initial Mortgage Loans.]

     The Originator will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, the Originator will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each Mortgage is a valid lien of the applicable priority, that as of the initial issuance of the Certificates, no Mortgage Loan was more than 30 days past due, that each Mortgaged Property consists of a one- to four-family residential property or a small multi-family or mixed-use property, that the Originator had good title to each Mortgage Loan prior to the sale and assignment by the Originator and that the Originator was authorized to originate each Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" in the Prospectus.

     The Pooling and Servicing Agreement additionally provides that the Servicer will have the option, but not the obligation, to purchase from the Trust at the Purchase Price (i) any Mortgage Loan as to which the related Mortgagor has failed to make scheduled payments thereon for three consecutive months and (ii) during the __-day period following the Closing Date, any Mortgage Loan as to which a scheduled payment thereon is __ or more days contractually delinquent; provided, however, that the aggregate of the Principal Balances of the Mortgage Loans so purchased by the Servicer may not exceed __% of the sum of the Cut-off Date Pool Balance and the original Pre-Funded Amount. See "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on each Distribution Date, commencing on ______ 25, 199_, to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any holder of Offered Certificates evidencing a Percentage Interest aggregating at least 10% and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such holders of Offered Certificates at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Offered Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a Holder of an Offered Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the Offered Certificates. The "Percentage Interest" evidenced by an Offered Certificate will equal the percentage derived by dividing the denomination of such Offered Certificate by the aggregate denominations of all Offered Certificates of the same class.

DEPOSITS TO THE COLLECTION ACCOUNT

     The Trustee shall establish and, initially, maintain an account (the "Collection Account") on behalf of the holders of the Certificates. Within two business days of receipt, the Servicer shall remit to the Trustee (or, in the event the Collection Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Collection Account the following payments and collections received or made by it on or subsequent to the Cut-Off Date (to the extent not applied in computing the Cut-Off Date Pool Balance):

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans that are due subsequent to the Cut-Off Date;

          (iii) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Servicer's normal servicing procedures), ("Insurance Proceeds"), and all other cash amounts received through foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Mortgage Loans, together with the net proceeds on a monthly basis with respect to any properties acquired by the Servicer by foreclosure, deed in lieu of foreclosure or otherwise (together with Insurance Proceeds, "Liquidation Proceeds");

          (iv) all payments made by the Servicer in respect of Prepayment Interest Shortfalls;

          (v) any amount required to be deposited by the Servicer in connection with any losses on investment of funds in the Collection Account;

          (vi) any amounts required to be deposited by the Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

          (vii) all proceeds of any Mortgage Loans or property acquired in respect of Mortgage Loans through foreclosure purchased by Cityscape or the Servicer and all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans;

          (viii) the amount of any Advances to be deposited to the Collection Account pursuant to the Pooling and Servicing Agreement; and

          (ix) all amounts required to be deposited therein in respect of repurchases of Mortgage Loans.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Trustee will withdraw funds allocable to each Pool from the Collection Account for the following purposes:

          (i) to pay to the Servicer the Servicing Fee with respect to the Mortgage Loans in such Pool (subject to reduction as described above under "-- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

          (ii) to reimburse the Servicer for Advances with respect to such Pool, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Servicer for any Advances with respect to such Pool previously made that the Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Servicer from Insurance Proceeds with respect to such Pool for expenses incurred by the Servicer with respect to such Pool and covered by the related insurance policies;

          (v) to pay to the Originator or the Servicer, with respect to each Mortgage Loan in such Pool or property acquired in respect thereof that has been purchased by the Originator or the Servicer from the Trust pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage Loan;

          (vi) to reimburse the Servicer for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

          (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (viii) to clear and terminate the Collection Account upon termination of the Pooling and Servicing Agreement.

     In addition, on or prior to 12:00 noon New York City time on the fifth Business Day preceding the related Distribution Date, the Trustee will withdraw from amounts allocable to each Pool in the Collection Account the Interest Remittance Amount and the Principal Remittance Amount (each as defined herein) with respect to such Pool and deposit such amounts into the applicable Certificate Account, as described below;

DEPOSITS TO THE CERTIFICATE ACCOUNTS

     The Trustee shall maintain a certificate account (the "Certificate Account") for each Pool on behalf of the holders of the Certificates of such Pool. The Trustee shall, promptly upon receipt, deposit in the related Certificate Account and retain therein the following:

          (i) the Interest Remittance Amount (as defined herein) and the Principal Remittance Amount (as defined herein) for such Distribution Date for such Pool;

          (ii) any amount received by the Trustee and allocable to such Pool in connection with a termination of the Trust Fund in accordance with the Pooling and Servicing Agreement; and

          (iii) any amount received from the Servicer with respect to such Pool and required to be deposited therein in respect of losses on investment of funds in the Certificate Account.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNTS

     The Trustee will withdraw funds from the Certificate Account for each Pool and apply them not later than 1:00 p.m. on each Distribution Date as follows:

          (i) first, to the Certificate Insurer, the Premium Amount with respect to such Pool for such Distribution Date;

          (ii) second, to the Trustee, the Trustee Fee with respect to such Pool for such Distribution Date;

          (iii) third, to the related Distribution Account, the Interest Distribution Amount and the Principal Distribution Amount with respect to such Pool for such Distribution Date;

          (iv) fourth, to the Trustee, as reimbursement for certain expenses allocable to such Pool as set forth in the Pooling and Servicing Agreement;

          (v) fifth, to the Certificate Insurer, any Reimbursement Amount due and owing to the Certificate Insurer with respect to such Pool;

          (vi) sixth, to the Servicer, any reimbursement for any indemnity payment made by it pursuant to the Pooling and Servicing Agreement with respect to such Pool;

          (vii) seventh, to the Trustee for deposit in the Distribution Accounts of the other Pools, amounts equal to the deficiencies on such Distribution Date if any, in the amounts available in the related Certificate Accounts to make the payments set forth in clauses (i) through
     (iii) above with respect to such Pools;

          (viii) eighth, to the holders of the Residual Certificates, pro rata, the amount remaining, if any, in such Certificate Account after making the distributions in clauses (i) through (vii) above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee shall maintain a distribution account (the "Distribution Account") with respect to each Pool on behalf of the holders of the Certificates of such Pool. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount withdrawn by it from the Certificate Account with respect to such Pool as described in clause (iii) under "Withdrawals from the Certificate Account" above;

          (ii) any amount required to be deposited by the Servicer with respect to such Pool in connection with any losses on investment of funds in the Distribution Account; and

          (iii) any Insured Payment with respect to such Pool made by the Certificate Insurer.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of the Certificates of each Pool will be made on each Distribution Date in an amount equal to the amount of Available Funds with respect to such Pool. "Available Funds" with respect to any Pool as of any Distribution Date, is the aggregate amount on deposit in the related Distribution Account after 1:00 p.m. on such Distribution Date (excluding the portion thereof, if any, consisting of any related Insured Payment and any reinvestment earnings).

     On each Distribution Date, the Trustee will withdraw from each Distribution Account (a) all Available Funds then on deposit and (b) the amount of any Insured Payment with respect to the related Pool and will distribute the same in the following order of priority:

          (i) to the holders of each class of Offered Certificates in such Pool, their pro rata share (based on the amount of interest each such class is entitled to receive) of the Interest Distribution Amount for such Pool for such Distribution Date; and

          (ii) to the holders of the Offered Certificates in such Pool, an amount equal to the Principal Distribution Amount for such Pool, to each Class in order of the number of such Class (lowest numbered Class first) until the Certificate Principal Balance thereof has been reduced to zero or such Principal Distribution Amount has been exhausted.

     Notwithstanding the foregoing, in the event a Subordination Deficit with respect to a Pool exists on any Distribution Date and the aggregate amount distributable as principal (including any draws made under the Certificate Insurance Policy) on the Certificates of such Class is not sufficient to reduce such Subordination Deficit to zero, then all amounts distributable as principal of the Certificates of such Pool on such Distribution Date will be allocated concurrently to the outstanding Classes of Certificates of such Pool, pro rata, on the basis on their respective Certificate Principal Balances.

[PRE-FUNDING ACCOUNT

     On the Closing Date, cash in the aggregate amount of approximately $__________ (the Pre-Funded Amount) will be deposited by the Originator in a Pre-Funding Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate trust department. Approximately $___________ of the Pre-Funded Amount will be allocated for the purchase of Home Equity Loans bearing fixed rates of interest, approximately $__________ of the Pre-Funded Amount will be allocated for the purchase of Home Equity Loans bearing adjustable rates of interest, approximately $__________ of the Pre-Funded Amount will be allocated for the purchase of Home Improvement Loans, and approximately $__________ of the Pre-Funded Amount will be allocated for the purchase of Jumbo Loans. The Pre-Funded Amount allocated to any Pool may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from such Pool prior to the Closing Date, provided that any such increase shall not exceed $[5,000,000]. During the Funding Period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, and (ii) ________ __, 199_, the amount on deposit in the Pre-Funding Account and allocated to a particular Pool will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans for such Pool in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. On the Distribution Date in _______ 199_, the portion of the Pre-Funded Amount allocated to a particular Pool that is remaining at the end of the Funding Period (net of reinvestment income payable to the Originator) will be applied to reduce the Certificate Principal Balance of the Certificates of such Pool. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Class [A] Certificate Principal Balance, no assurance can be given that such a distribution with respect to [any] Class of Class A Certificates will not occur on the Distribution Date in ________ 199_. In any event, it is unlikely that the Originator will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the original Pre-Funded Amount, and the portion of the Pre-Funded Amount allocated to a particular Pool and remaining at the end of the Funding Period, if any, will be distributed on the Distribution Date in reduction of the Certificate Principal Balance of the related Pool, thereby reducing the weighted average lives of such Certificates.

     Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later then the Business Day prior to the ________ 199_ Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to the Originator on the ________ 199_ Distribution Date. The Pre-Funding Account will not be part of the REMIC Pool.]

[CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, cash will be deposited by the Originator in the Capitalized Interest Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class [A] Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Mortgage Loans after the Cut-off date and will be so applied by the Trustee on the first Distribution Date (occurring in ________ 199_). Any amounts remaining in the Capitalized Interest Account in respect of Available Funds deposited in the Certificate Account at the end of the Funding Period (net of reinvestment income payable to the Originator) and not used for such purpose will be applied to reduce the Class [A] Certificate Principal Balance.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the _______ 199_ Distribution Date as specified in the Pooling and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed to the Originator on the _______ 199_ Distribution Date. The Capitalized Interest Account will not be part of the REMIC Pool.]


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




CREDIT ENHANCEMENT

     Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, any Net Monthly Excess Cashflow with respect to each Pool is to be applied to accelerate payment of principal on the Certificates of such Pool in numerical order until the Subordinated Amount with respect to such Pool is equal to the Required Subordinated Amount with respect to such Pool for such Distribution Date. This application of the Net Monthly Excess Cashflow with respect to such Pool has the effect of accelerating the amortization of the Certificates of such Pool relative to the amortization of the Mortgage Loans of such Pool, and of increasing the Subordinated Amount with respect to such Pool.

     The Pooling and Servicing Agreement provides that in the event of a permitted reduction in the Required Subordinated Amount with respect to any Pool, a portion of the amount that would otherwise be distributed as principal to holders of the Certificates of such Pool on such date shall instead be distributed to the holders of the Certificates of the other Pools and then to the holders of the Residual Certificates. This application of principal has the effect of decelerating the amortization of the Certificates of such Pool relative to the amortization of the Mortgage Loans of such Pool, and of reducing the Subordinated Amount with respect to such Pool.

     The Pooling and Servicing Agreement provides that, on any Distribution Date, all unscheduled collections on account of principal (other than any such amounts applied to the payment of a Subordination Reduction Amount with respect to any Pool) during the related Due Period are to be distributed to the holders of the Certificates of such Pool in numerical order on such Distribution Date. If any Mortgage Loan became a Liquidated Loan during such Due Period, a Realized Loss could result. The Pooling and Servicing Agreement does not contain any provision that requires the amount of any Realized Loss to be distributed to the holders of the Certificates of the related Pool on the Distribution Date immediately following the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss would reduce the Subordinated Amount with respect to the related Pool, which, to the extent that such reduction caused the Subordinated Amount with respect to such Pool to be less than the Required Subordinated Amount with respect to such Pool for such Distribution Date, would require the payment of a Subordination Increase Amount with respect to such Pool on such Distribution Date (or, in the event of insufficient Available Funds on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount with respect to such Pool equaled the applicable Required Subordinated Amount with respect to such Pool). The effect of the foregoing is to allocate losses to the holders of the Residual Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts that such holders would otherwise receive.

     The Certificate Insurance Policy. The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, unconditionally and irrevocably guarantees to any holder that an amount equal to each full and complete Insured Payment with respect to each Pool will be received by the Trustee, on behalf of the holders, for distribution to each holder of such holder's proportionate share of such Insured Payment. The Certificate Insurer's obligation under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     Notwithstanding the foregoing paragraph, the Policy does not cover Prepayment Interest Shortfalls or shortfalls, if any, attributable from the application of the Civil Relief Act, the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     Payment of claims on the Policy made in respect of an Insured Payment will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon New York City time, on the date on which such payment was due on the related Offered Certificates.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment (such amount, the "Preference Amount") under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of
(A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the holder of an Offered Certificate is required to return the amount of any Insured Payment distributed with respect to the related Offered Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the holders of the Offered Certificates that the Order has been entered and is not subject to any stay and
(C) an assignment duly executed and delivered by the holder of the Offered Certificate, in such form as is reasonably required by the Certificate Insurer and provided to the holder of the Offered Certificate by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the holder of the Offered Certificate relating to or arising under the related Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any holder of an Offered Certificate directly (unless a holder of the Offered Certificate has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such holder of the Offered Certificate upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received," with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under each Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) day on which banking institutions in Illinois, New York or any other location of any successor servicer or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Insured Payments either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Payments, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Reimbursement Amounts until all such Insured Payments by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Insured Payments.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Originator. The Policy by its terms may not be canceled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty

Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such holders, and the Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

RIGHTS OF THE CERTIFICATE INSURER

     The Pooling and Servicing Agreement provides that the Trustee will receive any Insured Payments as attorney-in-fact for the holders of the related Offered Certificates, and disburse such Insured Payments in accordance with the provisions of the Pooling and Servicing Agreement.

     In the event an Insured Payment is made, the Certificate Insurer, until all such Insured Payments have been fully reimbursed, will be entitled to receive the Reimbursement Amount. However, the Certificate Insurer will not be entitled to reimbursement on any Distribution Date unless on such Distribution Date the Certificate Insurer shall have paid all amounts required to have been paid by it under the Policy on or prior to such Distribution Date.

     Provided no Certificate Insurer Default (as defined in the Pooling and Servicing Agreement) has occurred and is continuing, the Certificate Insurer shall have the right to direct certain actions of the Servicer and Trustee.

     The Policy does not guarantee to the holders of the Offered Certificates any specified rate of Principal Prepayments.

DEFINITIONS

     The "Accrual Period" for a given Distribution Date will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months, provided that the initial Accrual Period will be the fifteen-day period ending on March 31, 1996.

     A "Certificate Insurer Default" occurs when the Certificate Insurer fails to make payments under the Policy in accordance with the terms and conditions thereof.

     The "Certificate Principal Balance" of each Offered Certificate, as of any Distribution Date, will be equal to the Certificate Principal Balance of such class on the Closing Date (the "Original Certificate Principal Balance") minus all distributions in respect of principal allocated to such class on previous Distribution Dates.

     The "Class A Carry-Forward Amount" with respect to any Pool as of any Distribution Date equals the sum of (i) the amount, if any, by which (a) the Insured Distribution Amount with respect to such Pool for the immediately preceding Distribution Date exceeded (b) the amount actually distributed to the holders of the related classes of Offered Certificates on such Distribution Date in respect of such Insured Distribution Amount (including, without limitation, any Insured Payments (as defined herein) with respect to such Pool) and (ii) 30 days' interest on such amount in clause (i) at the Pass-Through Rate for such Distribution Date.

     A "Due Period" with respect to any Distribution Date is the period beginning on the first day of the calendar month preceding the calendar month in which such Distribution Date occurs (except for the first Due Period, which shall begin on ___________) and ending on the last day of such month.

     The "Excess Subordinated Amount" with respect to any Pool as of any Distribution Date is the amount, if any, by which (i) the Subordinated Amount with respect to such Pool that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (without giving effect to any reductions in such Subordination Amount attributable to Subordination Reduction Amounts with respect to such Pool on such Distribution Date) exceeds (ii) the Required Subordinated Amount for such Pool for such Distribution Date.

     The "Insured Distribution Amount" with respect to any Pool for any Distribution Date is the sum of the Interest Distribution Amount for the Certificates of such Pool and the Subordination Deficit, if any, with respect to such Pool, in each case with respect to such Distribution Date.

     The "Interest Distribution Amount" for any Distribution Date and each class of Class A Certificates equals the sum of (i) interest accrued during the related Accrual Period on the Certificate Principal Balance of such class at the related Pass-Through Rate and (ii) the pro rata share allocable to such class (based on the amount of interest they would otherwise be entitled to receive) of the portion of the Class A Carry-Forward Amount representing interest.

     The "Interest Remittance Amount" with respect to any Pool for any Distribution Date is (a) the product of (x) the Pool Balance of such Pool at the beginning of the calendar month preceding the month in which such Distribution Date occurs (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) one-twelfth (or __/360, in the case of the first Distribution Date) of the weighted average Net Mortgage Rate of such Pool at the beginning of the calendar month preceding the month in which such Distribution Date occurs

(or at the Cut-Off Date, in the case of the first Distribution Date), less (b) the excess, if any, of the Prepayment Interest Shortfalls with respect to such Pool for the related Due Period over the Servicing Fee with respect to such Pool for such Due Period.

     The "Net Monthly Excess Cashflow" with respect to any Pool for any Distribution Date equals the amount, if any, by which (i) the funds on deposit in the related Certificate Account (net of any related Premium Amount, Servicing Fees and Trustee Fees) for such Distribution Date exceeds (ii) the sum of (a) the Interest Distribution Amount for each Class in such Pool plus the Principal Distribution Amount for each Class in such Pool (calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein) and (b) any Reimbursement Amount with respect to such Pool owed to the Certificate Insurer.

The "Pass-Through Rate" for any Distribution Date and class of Offered Certificates shall be as follows:
     Class A-1                                        _____% per annum
     Class A-2                                        _____% per annum
     Class A-3                                        _____% per annum
     Class A-4                                        _____% per annum.


     The Preference Amount, with respect to any Distribution Date, is any amount previously distributed to a holder of an Offered Certificate that is recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

     The Premium Amount payable to the Certificate Insurer with respect to any Pool on any Distribution Date equals one-twelfth (or __/360, in the case of the first Distribution Date) of the product of a per annum rate set forth in the Pooling and Servicing Agreement and the Certificate Principal Balance of the Offered Certificates in such Pool; provided, however, that for any Distribution Date on which a Certificate Insurer Default has occurred and is continuing, the Premium Amount will be equal to zero.

     The Principal Distribution Amount with respect to any Pool for any Distribution Date equals the lesser of (I)(a) the sum of (i) the Available Funds with respect to such Pool and (ii) any Insured Payment with respect to such Pool for such Distribution Date less (b) the Interest Distribution Amount with respect to such Pool for such Distribution Date, and (II)(a) the sum, without duplication, of (i) all scheduled installments of Mortgage Loan principal and all unscheduled collections and recoveries of principal on the Mortgage Loans in such Pool, in each case to the extent actually received by the Servicer during the related Due Period, (ii) the amount of any Subordination Deficit with respect to such Pool for such Distribution Date,
(iii) that portion of any Class A Carry-Forward Amount with respect to such Pool that relates to a shortfall in a distribution of a Subordination Deficit with respect to such Pool, (iv) the amount of any Subordination Increase Amount with respect to such Pool for such Distribution Date and (v) the proceeds received by the Trustee from any termination of the Trust, to the extent such proceeds relate to principal allocable to such Pool less (b) the amount of any Subordination Reduction Amount with respect to such Pool for such Distribution Date. In no event will the Principal Distribution Amount with respect to such Pool with respect to any Distribution Date be less than zero or greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates of such Pool.

     A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Principal Remittance Amount" with respect to any Pool for any Distribution Date is (a) the sum of the amounts specified in clause (i), clause
(iii) (net of certain expenses and reimbursement obligations to the extent applied to Mortgage Loan principal), clause (v), clause (vi), clause (vii) and clause (ix) under "Deposits to the Collection Account" herein, in each case to the extent such amounts relate to principal of Mortgage Loans in such Pool and are actually received in the related Due Period, less (b) with respect to each Mortgage Loan of such Pool that has previously been purchased or replaced by the Servicer or the Seller, all amounts received thereon in any month subsequent to the month of such purchase or substitution, as the case may be, to the extent such amounts relate to principal and, as of the related Servicer Remittance Date, have been withdrawn from the Collection Account since the prior Servicer Remittance Date (or, in the case of the first Servicer Remittance Date, since the Closing Date).

     A "Realized Loss" (i) with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Loan") is the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Servicer for related Advances, expenses and Servicing Fees) towards interest and principal owing on the Mortgage Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

     The "Reimbursement Amount" with respect to any Pool as of any Distribution Date is the amount of all Insured Payments with respect to such Pool made by the Certificate Insurer pursuant to the Certificate Insurance Policy and other amounts owed to the Certificate Insurer with respect to such Pool pursuant to the Insurance Agreement (together with interest thereon at the Pass-Through Rate for the related classes of Offered Certificates) that have not been previously repaid as of such Distribution Date.

     The "Required Subordinated Amount" with respect to any Pool as of any Distribution Date will initially equal a percentage, specified in the Pooling and Servicing Agreement, of the Cut-Off Date Pool Balance of such Pool. The Pooling and Servicing

Agreement generally provides that the Required Subordinated Amount with respect to such Pool may, over time, decrease or increase, subject to certain floors, caps and triggers.

     The "Stated Principal Balance" of any Mortgage Loan or related REO Property equals (i) as of the Cut-Off Date, the Cut-Off Date Principal Balance thereof, and (ii) as of any Distribution Date, such Cut-Off Date Principal Balance minus the sum of (a) the principal portion of the scheduled payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the immediately preceding Distribution Date to the extent actually received by the Servicer as of the close of business on the last day of the related Due Period, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal with respect to such Mortgage Loan or REO Property, that were received by the Servicer as of the close of business on the last day of the Due Period related to the immediately preceding Distribution Date, and (c) any Realized Loss with respect thereto applied prior to the close of business on the last day of the Due Period relating to the immediately preceding Distribution Date; provided, however, that the Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero immediately following the Distribution Date that follows the Due Period in which such Mortgage Loan becomes a Liquidated Loan.

     The "Subordinated Amount" with respect to any Pool as of any Distribution Date is the amount, if any, by which (i) the Pool Stated Principal Balance with respect to such Pool immediately following such Distribution Date exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates of such Pool as of such Distribution Date after giving effect to distributions to be made on such Certificates on such Distribution Date.

     A "Subordination Deficit" with respect to any Pool with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Principal Balance of the Offered Certificates of such Pool as of such Distribution Date, after giving effect to distributions to be made on such Certificates on such Distribution Date (except for any payment to be made as to principal constituting an Insured Payment), exceeds (ii) the Pool Stated Principal Balance with respect to such Pool immediately following such Distribution Date.

     A "Subordination Increase Amount" with respect to any Pool with respect to any Distribution Date equals that portion of Net Monthly Excess Cashflow with respect to such Pool for such Distribution Date that is actually applied as an accelerated payment of principal to the holders of the Offered Certificates of such Pool on such Distribution Date.

     The "Subordination Reduction Amount" with respect to any Pool as of any Distribution Date equals the lesser of (i) the Excess Subordinated Amount with respect to such Pool for such Distribution Date and (ii) the aggregate amount of all Mortgage Loan principal with respect to such Pool received by the Servicer during the related Due Period.

     The "Trustee Fee" with respect to any Pool as of any Distribution Date shall be determined in accordance with the rate agreed upon in writing between the Trustee and the Originator on the Closing Date.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the Certificates for the first month of the Trust's existence:

________ __, 199_ .......  Cut-Off Date.
____ __to ___ __, 199_ ..  (A)      Initial Due Period.  The Servicer receives
                                    (x) scheduled payments of principal and
                                    interest and (y) Principal Prepayments and
                                    interest thereon to the date of such
                                    prepayment.  For succeeding Distribution
                                    Dates, the Due Period will commence on the
                                    first day of the preceding calendar month
                                    and end on the last day of such month.
_____ __, 199_ ..........  (B)      Record Date (the last Business Day of the
                                    month preceding the month of the related
                                    Distribution Date).
____ 1, 199_ ............  (C)      Determination Date (the first Business Day
                                    of the month of such Distribution Date day
                                    of each month).
__ 23, 199_ .............  (D)      Servicer Advance Date.
____ 25, 199_ ...........  (E)      Distribution Date.


Succeeding monthly periods follow the pattern of (A) through (E).
__________

(A) Principal Prepayments received during this period will be distributed to holders of the Certificates on ____ 25, 199_ (to the extent not applied in computing the Cut-Off Date Principal Balance). When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected only from the last Due Date as to which the most recent scheduled payment was made by the borrower to the date of prepayment.

(B) Distributions of principal and interest on ____ 25, 199_ will be made to holders of the Certificates of record as of the close of business on the Record Date.

(C)  Determination Date

(D) No later than each Servicer Advance Date, the Trustee will determine, as of the related Determination Date, the amount of principal and interest (including the amount, if any of Advances to be made by the Servicer) which will be passed through to holders of the Certificates.

(E) The Trustee will make distributions to holders of the Certificates on the 25th day of the month following the month in which the related Due Period ends, or if such day is not a Business Day, on the next Business Day.

REPORTS TO HOLDERS OF THE CERTIFICATES

     On each Distribution Date, the Trustee will forward to each holder of a Certificate and the Certificate Insurer a statement generally setting forth:

          (i) the amount of the distributions, separately identified, with respect to each class of Certificates;

          (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amounts;

          (iii) the amount of such distributions allocable to interest and the calculation thereof;

          (iv) the Class A Carry-Forward Amount for each Pool;

          (v) the amount of any Insured Payment included in the amounts distributed to the holders of the Offered Certificates on such Distribution Date;

          (vi) the Required Subordinated Amount and the Subordinated Amount for each Pool as of the end of the related Due Period;

          (vii) the Certificate Principal Balance of each class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

          (viii) the Pool Stated Principal Balance at the end of the related Due Period;

          (ix) the related amount of the Servicing Fee paid to or retained by the Servicer;

          (x) the amount of the Trustee's Fee paid to the Trustee;

          (xi) the Premium Amount paid to the Certificate Insurer;

          (xii) the amount of Advances for the related Due Period;

          (xiii) the number and aggregate Stated Principal Balance of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xiv) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

          (xv) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

          (xvi) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xvii) the cumulative amount of Realized Losses;

          (xviii) any Subordination Deficit for each Pool after giving effect to the distribution of principal on such Distribution Date; and

          (xiv) the Reimbursement Amount for each Pool, if any, for such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Originator, the Servicer and the Trustee, without the consent of the holders of the Certificates but only with the consent of the Certificate Insurer, for any of the purposes set forth under "The Pooling and Servicing Agreement -- Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Originator, the Servicer and the Trustee with the consent of the Certificate Insurer and the holders of a Majority in Interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate without the consent of the holder of such Certificate;
(ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

OPTIONAL TERMINATION

     Holders of the Residual Certificates will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Stated Principal Balance at the time of repurchase being less than or equal to 10% of the Cut-Off Date Pool Balance. The Servicer (and, if Cityscape is removed as Servicer, the Certificate Insurer) will have a similar purchase option on any Distribution Date on which the Pool Stated Principal Balance is less than or equal to 5% of the Cut-Off Date Pool Balance. In the event that either option is exercised, the repurchase will be made at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate (or, if such option is exercised by the Servicer, at the applicable Net Mortgage Rate), (ii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) and (iii) any unreimbursed out-of-pocket costs and expenses previously incurred by the Servicer in the performance of its servicing obligations. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Servicer may, at its option, purchase such Mortgage Loan from the Trust at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced to the last day of the Due Period prior to the month in which such amount is to be distributed; provided, however, that the total amount of such Mortgage Loans that may be purchased by the Servicer described in this paragraph may not exceed 10% of the Cut-Off Date Principal Balance.

EVENTS OF DEFAULT; SERVICER TERMINATION TRIGGER EVENT

     Events of Default will consist of: (i) any failure by the Servicer to deposit in the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for three Business Days; (ii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, the Certificate Insurer or the Originator, or to the Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; (iii) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (iv) any failure of the Servicer to maintain the net worth set forth in the Pooling and Servicing Agreement. A "Servicer Termination Trigger Event" will occur if certain loss or delinquency amounts are exceeded with respect to the Mortgage Loans, as described in the Pooling and Servicing Agreement. As of any date of determination, 100% of the Voting Rights will be allocated among holders of the Offered Certificates, pro rata, on the basis of the respective Certificate Principal Balances thereof. Voting Rights will be allocated among the Certificates of each such class in accordance with the respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT OR SERVICER TERMINATION TRIGGER EVENT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the Certificate Insurer, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. If a Servicer Termination Trigger Event occurs, the Trustee shall, but only upon receipt of instructions from the Certificate Insurer or the holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates (with the prior written consent of the Certificate Insurer), terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans as described in the preceding sentence. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No holder of a Certificate, solely by virtue of such holder's status as a holder of a Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Offered Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, the Certificate Insurer shall have consented thereto and the Trustee for 60 days has neglected or refused to institute any such proceeding.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be paid monthly Servicing Fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to the product of one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The Servicing Fee Rate for each Mortgage Loan will equal ____% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date, the amount of the Servicing Fee otherwise payable to the Servicer for such month shall, to the extent of such shortfall, be deposited by the Servicer in the Certificate Account for distribution to holders of the Offered Certificates on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to the Servicer with respect to payments on the Mortgage Loans received during the Due Period to which such Distribution Date relates. Any such deposit by the Servicer will be reflected in the distributions to holders of the Offered Certificates made on the Distribution Date on which the Principal Prepayment received would be distributed. See ""Description of the Certificates and the Pooling and Servicing Agreement -- Example of Distributions" herein.

ADVANCES

     Subject to the following limitations, on the fifth business day prior to each Distribution Date the Servicer will be required to advance its own funds, or funds in the Collection Account that constitute amounts held for future distribution, in an amount equal to, with respect to each Mortgage Loan for which the interest payment due during the related Due Period was not received as of the end of the day preceding the Servicer Remittance Date, such interest payment to be calculated at the applicable Net Mortgage Rate on the Stated Principal Balance, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on Mortgage Loans as to which the related Mortgaged Property is an REO Property the date of any such Advance, a "Servicer Advance Date").

     Advances are intended to maintain a regular flow of scheduled interest payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of interest on each Mortgage Loan (with such payments of interest adjusted to the related Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Servicer to make an Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, or such other entity as may be appointed as successor servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

THE TRUSTEE

     ___________________________________, will be the Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee is entitled to certain fees and reimbursement of expenses. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See ""Description of the Certificates and the Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

REPRESENTATIONS AND WARRANTIES

     In addition to the representations and warranties as to each Mortgage Loan described under the caption "The Pooling and Servicing Agreement--Representations and Warranties" in the Prospectus, (i) the Originator will represent in the Pooling and Servicing Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) the Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Pool III Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Loan, was the only security for such Pool III Loan, (iv) for each Pool III Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such loan, and based upon representations of the related Obligor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property; and (v) the Originator is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

     The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Collection Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIM ADMINISTRATOR

     If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Trustee no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Trustee shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Trustee shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Trustee the related Trustee's Loan File.

     With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Collection Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Pooling and Servicing Agreement with respect to amounts in the Collection Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as Related Payments).

     If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

     The FHA Premium Account will be established with the Trustee and will be available to reimburse the Claims Administrator or the Certificate Insurer for the payment to the FHA of the FHA Insurance Premium on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Distribution Date. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

                        THE CERTIFICATE INSURANCE POLICY

                          AND THE CERTIFICATE INSURER

     The information set forth in this section has been provided by [name of Certificate Insurer] (the Certificate Insurer). No representation is made by the Originator or any of its affiliates as to the accuracy or completeness of any such information.

[To be provided by Certificate Insurer]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust [(other than the Pre-Funding Account and the Capitalized Interest Account)], and the Trust [(other than the Pre-Funding Account and the Capitalized Interest Account)] will qualify, as a REMIC for federal income tax purposes. The Class [list subclasses] Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC. See "Material Federal Income Tax Consequences" in the Prospectus.

     The Class [A] Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Class [A] Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

     The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining whether any Class of Class [A] Certificates is issued with original issue discount and the rate of accrual of original issue discount is ___% of the Prepayment Assumption. The Prepayment Assumption represents rates of prepayment of principal on the Mortgage Loans, expressed as an annualized percentage of the outstanding principal balance of the Mortgage Loans at the beginning of each period. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Material Federal Income Tax Consequences -- Tax Status as a REMIC -- Taxation of Regular Certificates" in the Prospectus.

     For a summary of certain of the anticipated Federal income tax consequences of the purchase, ownership and disposition of Regular Certificates, see "Material Federal Income Tax Consequences" in the

Prospectus. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES.
                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (such as individual retirement accounts and annuities and Keogh plans), as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class [A] Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy, the composition and diversification of its portfolio, and the special considerations and factors discussed herein. Plans not subject to ERISA, such as government plans and church plans, may be subject to similar state law requirements, as well as restrictions under Code Section
503. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) or "parties in interest" (within the meaning of ERISA) and certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Class [A] Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, either directly or because it is deemed an indirect investment in the underlying assets of the trust. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class [A] Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class [A] Certificates.

Regardless of whether the Trust was deemed for purposes of ERISA and Section 4975 of the Code to hold "plan assets" of Plans that are Certificateholders (as discussed below), the purchase and holding of Certificates by a Plan with respect to which the Underwriters, Trustee, Sponsor, Servicer, Originator, Certificate Insurer (and possibly any person who is an obligor on more than 5% of the fair market value of the aggregate unamortized principal balance of the mortgage loans held in the Trust (a "Major Obligor")), or any of their affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under the Code or ERISA unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Underwriters, Trustee, Sponsor, Servicer, Originator, Certificate Insurer (and possibly any Major Obligor) or any of their affiliates is or may become a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

Moreover, a possible violation of the prohibited transaction rules could occur if Certificates were purchased with assets of a Plan if the Underwriters, Trustee, Sponsor, Servicer, Originator, Certificate Insurer (and possibly any Major Obligor) or any of their affiliates were a fiduciary with respect to such Plan. A fiduciary of a Plan is automatically a "party in interest" under ERISA and a "disqualified person" under the Code with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such plan, or has any authority or responsibility to do so, or (iii) he has any discretionary authority or discretionary responsibility in the administration of such plan. Accordingly, the fiduciaries of a Plan should not purchase Certificates with assets of the Plan if the Underwriters, Trustee, Sponsor, Servicer, Originator, Certificate Insurer (and possibly any Major Obligor), or any of their affiliates is a fiduciary with respect to the Plan.

THE OFFERED CERTIFICATES DURING THE FUNDING PERIOD

In this regard, it should be noted that the U.S. Department of Labor ("DOL") may take the position that the Underwriters, Trustee, Sponsor, or Originator (or an affiliate thereof) exercises discretionary authority or discretionary control over Plan assets consisting of the investments held in the Pre-Funding Account, and that such parties are therefore fiduciaries with respect to any Plan investing in Certificates during the time that assets attributable to such Plan are held in the Pre-Funding Account. If the DOL were to successfully assert this position, there may or may not be any exemptions available to protect against any prohibited transactions resulting therefrom. Accordingly, any Plan fiduciary which proposes to cause a Plan to acquire Certificates should consult with its counsel with respect to the possible consequences under the Code and ERISA with respect to such Pre-Funding Account. In addition, the Underwriters, Trustee, Sponsor, Originator (and any affiliate thereof) reserve the right to refuse to sell any Certificates to or for the benefit of any Plan to the extent that as a result thereof the Pre-Funding Account may consist of any such Plan assets.

PLAN ASSETS

Certain transactions involved in the operation of the Trust might also be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed for purposes of ERISA or Section 4975 of the Code to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation, 29 C.F.R. Section 2510.3-101 (the "Regulation") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA and for purposes of
Section 4975 of the Code. If assets of the Trust were deemed to be assets of an investing Plan, any person who is a "fiduciary," as described above, with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. Thus, if investments by Plans are made in the Trust, the Trust could be deemed to hold plan assets unless one of the exceptions contained in the Regulation or an individual administrative or class exemption is applicable to the Trust.

The Regulation provides generally that when a plan invests in an "equity interest" of an entity (other than an operating company), the underlying assets of such entity are deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing plan, unless certain exceptions apply. An equity interest is defined as any interest in an entity other than an instrument that is treated as debt under applicable local law and which has no substantial equity features. Although the Certificates may be characterized as evidences of indebtedness for general federal income tax purposes, however no assurance can be given that the Certificates will be treated as such under applicable local law, ERISA, or Section 4975 of the Code, particularly given that beneficial interests in a trust are treated as equity interests under the Regulation. (If the Certificates are deemed to be debt rather than equity interests, the Trust assets would not be treated for purposes of ERISA or Section 4975 of the Code as plan assets solely as a result of the purchase of a Certificate by a Plan).

The Regulation contains an exception which provides that if a Plan acquires an equity interest that is a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. It is unlikely that the offering of the Certificates will meet the criteria of this exception under the Regulation.

The Regulation also states that an entity's assets will not be deemed to be plan assets of any Plan that purchases an equity interest therein if equity participation in the entity by "benefit plan investors" (e.g. employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Originator, Sponsor, the Trustee or its affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%, and the level of benefit plan investment will not be monitored.

Under the terms of the Regulation, if the Trust were deemed to hold "plan assets" by reason of a Plan's investment in a Certificate, such plan assets would include an undivided interest in the mortgage loans or other obligations or receivables in the Trust. In such an event, the Trustee, Originator, Sponsor, and Servicer providing services with respect to the assets of the Trust Fund may be subject to the fiduciary responsibility provisions of Title I of ERISA. Violation of fiduciary duties by a Trustee, Originator, Sponsor, or Servicer could result in liability not only for the Trustee, Originator, Sponsor, or Servicer but also for the trustee or other fiduciary of an investing Plan, who under the circumstances could be held liable for breaches of fiduciary standards by his co-fiduciaries.

In addition, if the Trust were deemed to hold plan assets, then "parties in interest" or "disqualified persons" with respect to such Plans, such as the Trustee, Originator, Sponsor, and Servicer, may be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless those transactions are subject to a statutory or administrative exemption. Among the administrative class exemptions (in addition to the below described Underwriter's individual administrative exemption) that may possibly be available are: Prohibited Transaction Class Exemption 75-1, which exempts certain securities transactions involving employee benefit plans and certain broker-dealers and banks; PTE 91-38 (formerly PTE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1 (formerly PTE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; PTE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest (including certain transactions relating to the origination and operation of certain asset pool investment trusts in which an insurance company general account has an interest as a result of the acquisition of certificates issued by the trust); (in this regard see also new ERISA Section 401(c) exempting certain transactions involving an insurance company general account); and PTE 83-1, which exempts certain transactions involving a plan in connection with the operation of a "mortgage pool" investment trust and the purchase, sale, and holding of "mortgage pool pass-through certificates" evidencing interests therein. However, even if the conditions specified in one or more of these exemptions are satisfied, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

UNDERWRITER'S PTE

     [The U.S. Department of Labor has granted to [name of underwriter] an administrative exemption (Prohibited Transaction Exemption _____, as amended; Exemption Application No. _____, __ Fed. Reg. _____ (_______ __, 199_)) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption (some of which are outside the control of the Underwriters, Trustee, Sponsor, Servicer, Originator, Certificate Insurer, and their affiliates). The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps Credit

     Rating Inc. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters (or their affiliates) in connection with the distribution or placement of the certificates represents not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the trust and pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act; and

          (7) the trust must also meet the following requirements:

                     (i) the corpus of the trust must consist solely of assets
                of the type that have been included in other investment pools;

                     (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, D&P or Fitch for at least one year prior the Plan's acquisition of certificates; and
                     (iii) certificates evidencing interest in such other
                investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.


     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the obligations or receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined herein) and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the Originator, the Underwriters, the Trustee, the Servicer, the Certificate Insurer, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust as of the date of initial issuance of the Class [A] Certificates, or any affiliate of such parties (the "Restricted Group").

     The Exemption also covers generally transactions in connection with the servicing, management and operation of the Trust if such transactions are entered into pursuant to a binding pooling or servicing agreement provided or described in all material respects to the Plans prior to their purchase of Class [A] Certificates.

     The Exemption does not exempt from ERISA Sections 406(a)(1)(E), 406(a)(2) or 407, the purchase or holding of Class [A] Certificates by any person who has discretionary authority or renders investment advice to, and purchases or holds the Class [A] Certificates on behalf of, Plans sponsored by the Restricted Group.


     The Originator believes that the Exemption should generally be available with respect to the acquisition and holding of the Class [A] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgage Loan included in the Trust that constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust.]

          RESTRICTIONS ON PLANS' PURCHASE AND TRANSFER OF CERTIFICATES

     Due to the above-described conditions for the Exemption, (i) no Plan sponsored, maintained or contributed to by a member of the Restricted Group or for which a fiduciary which has discretionary authority or renders investment advice with respect to the acquisition of Class [A] Certificates or one of its affiliates is an obligor on more than 5% of the fair market value of the aggregate unamortized principal balance of the mortgage loans or other obligations or receivables held in the Trust or Existing Trust (a "Major Obligor") may purchase or hold Certificates, and (ii) no Plan may purchase or hold Subordinated (or other than Class [A]) Certificates, unless the Originator, Sponsor, and the Trustee are provided with either (A) a representation (or, if requested by the Originator, Sponsor, or the Trustee, an opinion of counsel) acceptable to them that no non-exempt prohibited transaction under Section 4975 of the Code or violation of Section 406 of ERISA will occur in connection with the Plan's purchase or holding of Certificates, or (B) to the extent such purchase is made by or on behalf of an insurance company general account, a representation that (1) the reserves of such general account contract held by or on behalf of any plan, together with the amount of the reserves for the contracts held by or on behalf of any other plans maintained by the same employer (or affiliate of such employer) or employee organization in said general account, do not exceed 10% of the total of all liabilities of such general account (or such other percentage promulgated by the Department of Labor as a condition in a final prohibited transaction class exemption for transactions between employee benefit plan parties in interest and insurance company general accounts), and (2) neither the insurance company, any pooled separate account of the insurance company, nor any affiliate of the insurance company is a member of the Restricted Group or a Major Obligor. In addition to the other requirements specified in the Transferee Letter of Representations, each investing Plan relying upon the Exemption must sign a written acknowledgment representing that it is an accredited investor within the meaning of Rule 501(a)(1) of Regulation D promulgated under the Securities Act.

     None of the Originator, Sponsor, Underwriters, the Servicer, the Trustee or any Obligor (nor any of their affiliates) provides any assurances regarding the applicability of the Exemption. Each Certificateholder should determine for itself whether and to what extent such Exemption (as well as any other possibly applicable exemption) is applicable to the acquisition, holding or disposition of Certificates. However, even if the conditions specified in the Exemption or another exemption are met, the scope of relief provided might or might not cover all acts which might be construed as prohibited transactions.

     To ensure that no prohibited transactions occur with respect to the acquisition and holding of Certificates and with respect to transactions involved in the operation of the Trust, each Plan fiduciary that purchases Certificates on behalf of a Plan must provide a written representation to the Underwriters that the acquisition and holding of Certificates will not result in a nonexempt prohibited transaction under ERISA or the Code.

     In light of the foregoing, fiduciaries of a Plan considering the purchase or holding of Certificates should consult their own counsel regarding (i) the potential applicability of ERISA and the Code (or similar state law), (ii) general fiduciary rules and any adverse impact from the existence of a Pre-Funding Account, (iii) whether the assets of the Trust which are represented by the Certificates would be considered plan assets, (iv) the consequences that would apply if the Trust assets were considered plan assets, and (v) the applicability of exemptive relief from the prohibited transaction rules, including whether or not the Exemption would apply (and whether all applicable conditions, including those within the Plan's control, would be satisfied). Additionally, the Plan fiduciary should consult its counsel with respect to any valuation issues which may be presented by an investment in Certificates.


                                USE OF PROCEEDS

     The Originator intends to use the net proceeds to be received from the sale of the Class [A] Certificates to acquire the Initial Mortgage Loans to be deposited in the Trust, [to fund the Pre-Funding Account and the Capitalized Interest Account], and to pay other expenses connected with the pooling of the Mortgage Loans and the issuing of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class [A] Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class [A] Certificates. No representation is made herein as to whether the Class [A] Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the state of the Class [A] Certificates as legal investments for such purchasers prior to investing in the Class [A] Certificates.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related Pricing Agreement (collectively, the "Underwriting Agreement") for the sale of the Class [A] Certificates, dated _______ __, 199__, the Originator has agreed to sell and the Underwriters have severally agreed to purchase the respective principal amounts of Class [A] Certificates set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Class [A] Certificates.

             Principal Amount of   Principal Amount of   Principal Amount of   Principal Amount of
             Class [A-__]          Class [A-__]          Class [A-__]          Class [___]
Underwriter  Certificates          Certificates          Certificates          Certificates
                                $                     $                     $                     $
                                $                     $                     $                     $
Total                           $                     $                     $                     $




     The Underwriters have informed the Originator that they propose to offer the Class [A] Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class [A] Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class [A] Certificates, the Underwriters may be deemed to have received compensation from the Originator in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class [A] Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class [A] Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     The Originator has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Originator has been advised by the Underwriters that the Underwriters intend to make a market in the Class [A] Certificates, as permitted by applicable laws and regulations. [No] Underwriter is obligated, however, to make a market in the Class [A] Certificates and such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class [A] Certificates.

     [insert UK distribution provisions, if applicable]

                               REPORT OF EXPERTS

     The financial Statements of the Certificate Insurer for the year ended December 31, 199_, appearing in Appendix A of this Prospectus Supplement, have been audited by _____________, independent auditors, as set forth in their report thereon appearing in Appendix A, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the Certificate Insurer included in this Prospectus Supplement in Appendix A, as of December 31, 199_ and 199_ and for each of the years in the two year period then ended, have been included in reliance upon the report of ____________, independent certified public accountants, appearing in Appendix A, and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Originator by Gibson, Dunn & Crutcher LLP, New York, New York. ________________________ will act as counsel for the Underwriters. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon by inside counsel to the Certificate Insurer.

                      RATING OF THE CLASS [A] CERTIFICATES

     It is a condition to the issuance of each of the Class [list subclasses] Certificates that each shall be rated "___" by __________.

     ______ ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions on the underlying mortgage loans to which such Certificateholders are entitled.
______ rating opinions address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. ______ ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield as a result of such principal prepayments.

     ______ ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. ______ ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. ______ ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. ______ rating does not address the possibility that investors may suffer a lower than anticipated yield.

     The ratings on the Class [A] Certificates are based in part on the ratings of the Certificate Insurer by the Rating Agencies. Any change in the ratings of the Certificate Insurer by the Rating Agencies may result in a change on the ratings of the Class [A] Certificates.

     The ratings of the Class [A] Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     There can be no assurance as to whether any other rating agency will rate the Class [A] Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the Class [A] Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class [A] Certificates by
_____________________.

                   [INSERT APPENDIX A: FINANCIAL STATEMENTS]

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE
UNDERWRITER.  THIS PROSPECTUS SUPPLEMENT AND
THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF
ANY SECURITIES OTHER THAN THOSE TO WHICH THEY
RELATE OR AN OFFER TO SELL, OR A SOLICITATION
OF AN OFFER TO BUY, TO ANY PERSON IN ANY
JURISDICTION WHERE SUCH AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL.  NEITHER THE
DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THE INFORMATION CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR
RESPECTIVE DATES.

               TABLE OF CONTENTS
                                                PAGE
             PROSPECTUS SUPPLEMENT

Summary of Terms .............................. S-6
Risk Factors .................................. S-35
The Originator's Portfolio of Mortgage Loans .. S-37
The Mortgage Pool ............................. S-50
Prepayment and Yield Considerations ........... S-65
Description of the Certificates and the Pooling
  and Servicing Agreement ..................... S-68
The Certificate Insurance Policy and the
  Certificate Insurer ......................... S-94
Material Federal Income Tax Consequences ...... S-94
ERISA Considerations .......................... S-95
Restrictions on Plans' Purchase and Transfer
  of Certificates.............................. S-97
Use of Proceeds ............................... S-97
Legal Investment Considerations ............... S-97
Underwriting .................................. S-97
Report of Experts ............................. S-98
Legal Matters ................................. S-99
Rating of the Class [A] Certificates .......... S-99
Appendix A: Financial Statements .............. S-100
                   PROSPECTUS
Available Information..........................  3
Incorporation of Certain Documents by
  Reference....................................  3



Reports to Securityholders ....................  4    $________(Approximate) Class A-1
Summary .......................................  7     ___ Pass-Through Rate
Risk Factors .................................. 19    $_______ (Approximate) Class A-2
The Trusts .................................... 26     ____% Pass-Through Rate
Use of Proceeds ............................... 32    $________ (Approximate) Class A-3
The Originator ................................ 32     ____% Pass-Through Rate
Description of the Securities ................. 33    $__________ (Approximate) Class A-4
Credit Enhancement ............................ 40     ____% Pass-Through Rate
Maturity, Prepayment and Yield Considerations.. 46    $________ (Approximate) Class A-5
The Pooling and Servicing Agreement ........... 48     ____% Pass-Through Rate
Certain Legal Aspects of the Mortgage Loans           CITYSCAPE LOAN TRUST,
  and Related Matters ......................... 66    SERIES 199_-_
Material Federal Income Tax Consequences ...... 70    CITYSCAPE CORP.
State Tax Considerations ...................... 90    (ORIGINATOR AND SERVICER)
ERISA Considerations .......................... 90    ---------------------------
Legal Investment Considerations ............... 92    PROSPECTUS SUPPLEMENT
Method of Distribution ........................ 94    _____ __, 199_
Legal Matters ................................. 94    ---------------------------
Financial Information ......................... 94    [UNDERWRITER].
Rating ........................................ 95

INDEX OF DEFINED TERMS


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                                     S-102